                               TERM LOAN AGREEMENT


                           Dated as of August 25, 1999


                                      among


                       PALACE STATION HOTEL & CASINO, INC.
                              BOULDER STATION, INC.
                               TEXAS STATION, INC.
                      ST. CHARLES RIVERFRONT STATION, INC.
                         KANSAS CITY STATION CORPORATION
                              SUNSET STATION, INC.


                            THE LENDERS HEREIN NAMED


                                       and


                              BANK OF AMERICA, N.A.
                             as Administrative Agent

                                              TABLE OF CONTENTS
                                                                                                           Page
                                                                                                           ----
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Article 1
DEFINITIONS AND ACCOUNTING TERMS..............................................................................1

         1.1      Defined Terms...............................................................................1
         1.2      Use of Defined Terms.......................................................................31
         1.3      Accounting Terms...........................................................................31
         1.4      Rounding...................................................................................31
         1.5      Exhibits and Schedules.....................................................................31
         1.6      References to "Borrowers and their Subsidiaries"...........................................32
         1.7      Miscellaneous Terms........................................................................32

Article 2
LOANS........................................................................................................33

         2.1      Loans-General..............................................................................33
         2.2      Designation of Interest Periods............................................................34
         2.3      [Intentionally Omitted]....................................................................35
         2.4      [Intentionally Omitted]....................................................................35
         2.5      [Intentionally Omitted]....................................................................35
         2.6      [Intentionally Omitted]....................................................................35
         2.7      Optional Termination of Commitment.........................................................35
         2.8      Administrative Agent's Right to Assume Funds Available for
                  Advances...................................................................................35
         2.9      [Intentionally Omitted]....................................................................36
         2.10     [Intentionally Omitted]....................................................................36
         2.11     Collateral and Guaranty....................................................................36
         2.12     Senior Indebtedness........................................................................36

Article 3
PAYMENTS AND FEES............................................................................................37

         3.1      Principal and Interest.....................................................................37
         3.2      Arrangement Fee............................................................................38
         3.3      [Intentionally Omitted]....................................................................38
         3.4      [Intentionally Omitted]....................................................................38
         3.5      Agency Fee.................................................................................38
         3.6      Increased Commitment Costs.................................................................38
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         3.7      Eurodollar Costs and Related Matters.......................................................39
         3.8      Late Payments..............................................................................44
         3.9      Computation of Interest and Fees...........................................................44
         3.10     Non-Banking Days...........................................................................44
         3.11     Manner and Treatment of Payments...........................................................44
         3.12     Funding Sources............................................................................46
         3.13     Failure to Charge Not Subsequent Waiver....................................................46
         3.14     Administrative Agent's Right to Assume Payments Will be Made by Borrowers..................46
         3.15     Fee Determination Detail...................................................................46
         3.16     Survivability..............................................................................46

Article 4
REPRESENTATIONS AND WARRANTIES...............................................................................48

         4.1      Existence and Qualification; Power; Compliance With Laws...................................48
         4.2      Authority; Compliance With Other Agreements and Instruments and Government Regulations.....48
         4.3      No Governmental Approvals Required.........................................................49
         4.4      Subsidiaries...............................................................................49
         4.5      Financial Statements.......................................................................50
         4.6      No Other Liabilities; No Material Adverse Changes..........................................50
         4.7      Title to Property..........................................................................50
         4.8      Intangible Assets..........................................................................50
         4.9      Public Utility Holding Company Act.........................................................51
         4.10     Litigation.................................................................................51
         4.11     Binding Obligations........................................................................51
         4.12     No Default.................................................................................51
         4.13     ERISA......................................................................................51
         4.14     Regulation U; Investment Company Act.......................................................52
         4.15     Disclosure.................................................................................52
         4.16     Tax Liability..............................................................................52
         4.17     Projections................................................................................52
         4.18     Hazardous Materials........................................................................53
         4.19     [Intentionally Deleted]....................................................................53
         4.20     Gaming Laws................................................................................53
         4.21     Security Interests.........................................................................53

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
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Article 5
BORROWERS AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND
REPORTING REQUIREMENTS)......................................................................................55

         5.1      Payment of Taxes and Other Potential Liens.................................................55
         5.2      Preservation of Existence..................................................................55
         5.3      Maintenance of Properties..................................................................55
         5.4      Maintenance of Insurance...................................................................55
         5.5      Compliance With Laws.......................................................................56
         5.6      Inspection Rights..........................................................................56
         5.7      Keeping of Records and Books of Account....................................................56
         5.8      Compliance With Agreements.................................................................56
         5.9      Use of Proceeds............................................................................56
         5.10     Hazardous Materials Laws...................................................................57
         5.11     Additional Real Property...................................................................57
         5.12     Additional Vessels.........................................................................57
         5.13     [Intentionally Omitted]....................................................................58
         5.14     Year 2000 Compliance.......................................................................58
         5.15     Delivery of Documentation..................................................................58

Article 6
BORROWERS NEGATIVE COVENANTS.................................................................................59

         6.1      Disposition of Property....................................................................59
         6.2      Mergers....................................................................................59
         6.3      Hostile Acquisitions.......................................................................59
         6.4      ERISA......................................................................................59
         6.5      Change in Nature of Business...............................................................59
         6.6      Liens and Negative Pledges.................................................................60
         6.7      Indebtedness and Guaranty Obligations......................................................60
         6.8      Transactions with Affiliates...............................................................61
         6.9      [Intentionally Omitted]....................................................................61
         6.10     [Intentionally Omitted]....................................................................61
         6.11     [Intentionally Omitted]....................................................................61
         6.12     [Intentionally Omitted]....................................................................61
         6.13     [Intentionally Omitted]....................................................................61
         6.14     [Intentionally Omitted]....................................................................61
         6.15     New Capital Stock..........................................................................61
         6.16     Amendments and Refinancings of Revolver....................................................61

Article 7
[Intentionally Omitted]......................................................................................62

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                                                    -iii-
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Article 8
PARENT AFFIRMATIVE COVENANTS.................................................................................63

         8.1      Article 5 Covenants........................................................................63
         8.2      Additional Borrowers.......................................................................63
         8.3      Additional Real Property...................................................................63
         8.4      Additional Vessels.........................................................................63
         8.5      Additional Capital Stock...................................................................63
         8.6      Designated Senior Indebtedness.............................................................64
         8.7      Pledge Agreement (Missouri)................................................................64
         8.8      Pledge Agreement (Nevada)..................................................................64

Article 9
PARENT NEGATIVE COVENANTS....................................................................................65

         9.1      Restricted Payments........................................................................65
         9.2      Disposition of Property....................................................................66
         9.3      Mergers....................................................................................66
         9.4      Hostile Acquisitions.......................................................................67
         9.5      [Intentionally Omitted]....................................................................67
         9.6      ERISA......................................................................................67
         9.7      Change in Nature of Business...............................................................67
         9.8      Liens and Negative Pledges.................................................................67
         9.9      Indebtedness and Guaranty Obligations......................................................68
         9.10     Transactions with Affiliates...............................................................70
         9.11     [Intentionally Omitted]....................................................................70
         9.12     [Intentionally Omitted]....................................................................70
         9.13     [Intentionally Omitted]....................................................................70
         9.14     [Intentionally Omitted]....................................................................70
         9.15     [Intentionally Omitted]....................................................................70
         9.16     Amendments to Other Financial Instruments..................................................70

Article 10
INFORMATION AND REPORTING REQUIREMENTS.......................................................................71

         10.1     Financial and Business Information.........................................................71
         10.2     Compliance Certificates....................................................................74

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Article 11
CONDITIONS...................................................................................................75

         11.1     Initial Advance............................................................................75
         11.2     [Intentionally Omitted]....................................................................78
         11.3     [Intentionally Omitted]....................................................................78

Article 12
EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF
DEFAULT......................................................................................................79

         12.1     Events of Default..........................................................................79
         12.2     Remedies Upon Event of Default.............................................................82

Article 13
THE ADMINISTRATIVE AGENT.....................................................................................85

         13.1     Appointment and Authorization..............................................................85
         13.2     Administrative Agent and Affiliates........................................................85
         13.3     Proportionate Interest in any Collateral...................................................85
         13.4     Lenders' Credit Decisions..................................................................86
         13.5     Action by Administrative Agent.............................................................86
         13.6     Liability of Administrative Agent..........................................................87
         13.7     Indemnification............................................................................89
         13.8     Successor Administrative Agent.............................................................89
         13.9     Foreclosure on Collateral..................................................................90
         13.10    No Obligations of Borrowers................................................................90
         13.11    Authority Regarding Certain Documents......................................................90

Article 14
MISCELLANEOUS................................................................................................92

         14.1     Cumulative Remedies; No Waiver.............................................................92
         14.2     Amendments; Consents.......................................................................92
         14.3     Costs, Expenses and Taxes..................................................................93
         14.4     Nature of Lenders' Obligations.............................................................94
         14.5     Survival of Representations and Warranties.................................................95
         14.6     Notices....................................................................................95
         14.7     Execution of Loan Documents................................................................95
         14.8     Binding Effect; Assignment.................................................................95
         14.9     Right of Setoff............................................................................99


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         14.10    Sharing of Setoffs.........................................................................99
         14.11    Indemnity by Borrowers....................................................................100
         14.12    Nonliability of the Lenders...............................................................101
         14.13    No Third Parties Benefited................................................................102
         14.14    Confidentiality...........................................................................102
         14.15    Further Assurances........................................................................103
         14.16    Integration...............................................................................103
         14.17    Governing Law.............................................................................104
         14.18    Severability of Provisions................................................................104
         14.19    Headings..................................................................................104
         14.20    Time of the Essence.......................................................................104
         14.21    Foreign Lenders and Participants..........................................................104
         14.22    Hazardous Material Indemnity..............................................................105
         14.23    Gaming Boards.............................................................................106
         14.24    Joint and Several.........................................................................106
         14.25    Waiver of Right to Trial by Jury..........................................................107
         14.26    Purported Oral Amendments.................................................................107

Exhibits
---------
A        -        Commitment Assignment and Acceptance
B        -        Compliance Certificate
C        -        Deed of Trust Amendment
D        -        Intercreditor Agreement
E        -        Note
F        -        Omnibus Documents Amendment
G-1      -        Opinion of Counsel

G-2      -        Opinion of Counsel
G-3      -        Opinion of Counsel
G-4      -        Opinion of Counsel
H        -        Pledge Agreement (Missouri)
I        -        Request for Loan
J        -        Request for Re-Pricing
K        -        Joint Borrower Provisions


Schedules
----------
1.1A     Lender Commitments
1.1B     Peripheral Assets
4.3      Governmental Approvals
4.4      Subsidiaries
4.7      Existing Liens, Negative Pledges and Rights of Others
4.8      Trademarks and Trade Names
4.10     Material Litigation
4.18     Hazardous Materials Matters

                               TERM LOAN AGREEMENT
                               -------------------

                           Dated as of August 25, 1999


               This TERM LOAN AGREEMENT is entered into by and among Palace Station Hotel & Casino, Inc., a Nevada corporation ("Palace"), Boulder Station, Inc., a Nevada corporation ("Boulder"), Texas Station, Inc., a Nevada corporation ("Texas"), St. Charles Riverfront Station, Inc., a Missouri corporation ("St. Charles"), Kansas City Station Corporation, a Missouri corporation ("Kansas City") and Sunset Station, Inc., a Nevada Corporation ("Sunset" and, collectively with Palace, Boulder, Texas, St. Charles and Kansas City, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in ARTICLES 8 and 9 hereof), each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section
14.8 (collectively, the "Lenders" and individually, a "Lender"), and Bank of America, N.A., as Administrative Agent.

               In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    Article 1
                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

               1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

               "ADMINISTRATIVE AGENT" means Bank of America, N.A., when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

               "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrowers and the Lenders.

               "ADVANCE" means any advance made or to be made by any Lender to Borrowers as provided in ARTICLE 2.

               "AFFILIATE" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); PROVIDED that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to be an Affiliate of such corporation, partnership or other Person.

               "AGREEMENT" means this Term Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

               "ALTERNATE BASE RATE" means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the HIGHER OF (a) the Reference Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus 1/2 of 1% (50 basis points).

               "ALTERNATE BASE RATE LOAN" means, under the circumstances described in Section 3.7, a Loan that is converted to an Alternate Base Rate Loan pursuant to Section 3.7.

               "AMORTIZATION AMOUNT" means (a) for March 31, 2000 and each Amortization Date thereafter through and including December 31, 2004, $500,000 and (b) for each Amortization Date thereafter, $47,500,000.

               "AMORTIZATION DATE" means March 31, 2000 and each Quarterly Payment Date thereafter.

               "AVERAGE LIFE" means, as of any date of determination, with reference to any Indebtedness, the quotient obtained by dividing (a) the SUM OF the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such principal payment by (b) the SUM OF all such principal payments.

               "BANKING DAY" means any Monday, Tuesday, Wednesday, Thursday or Friday, OTHER THAN a day on which banks are authorized or required to be closed in California, Nevada or New York.

               "BORROWERS" has the meaning set forth in the preamble of this Agreement.

               "BOULDER" has the meaning set forth in the preamble to this Agreement.

               "BOULDER DEED OF TRUST" means the Deed of Trust (Fee) and/or a Deed of Trust (Leasehold) executed by Boulder covering the real property comprising the Boulder Station Hotel & Casino in Las Vegas,

          Nevada.

               "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

               "CASH" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles, consistently applied.

               "CERTIFICATE" means a certificate signed by a Senior Officer or Responsible Official (as applicable) of the Person providing the certificate.

               "CHANGE IN CONTROL" means (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 40% or more of the outstanding Common Stock and at such time the Existing Equity Holders together shall fail to beneficially own, directly or indirectly, at least the same percentage of Common Stock as is beneficially owned by such Unrelated Person, (b) Parent consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person or any Person consolidates with or merges into Parent, in either event pursuant to a transaction in which the outstanding Common Stock is changed into or exchanged for cash, securities or other property, with the effect that any Unrelated Person (OTHER THAN the Existing Equity Holders) becomes the beneficial owner, directly or indirectly, of 40% or more of Common Stock and at such time the Existing Equity Holders together shall fail to beneficially own, directly or indirectly, at least the same percentage of Common Stock as is beneficially owned by such Unrelated Person or (c) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of Parent (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office. For purposes of the foregoing, the term "UNRELATED PERSON" means any Person OTHER THAN
          (i) a Subsidiary of Parent, (ii) an employee stock ownership plan or other employee benefit plan covering the employees of Parent and its Subsidiaries or (iii) any of the Existing Equity Holders, and the term "EXISTING EQUITY HOLDERS" means Frank J. Fertitta III, Blake L. Sartini, Delise F. Sartini, Lorenzo J. Fertitta, Glenn C. Christenson, Joseph F. Canfora and Scott M. Nielson and their executors, administrators or the legal representatives of their estates, their heirs, distributees and beneficiaries, any trust as to which any of the foregoing is a settlor co-settlor and any corporation, partnership or other entity which is an Affiliate of any of the foregoing, and any lineal descendants of such Persons, but only to the extent that the beneficial ownership of Common Stock held by such lineal descendants was directly received (by gift, trust or sale) from any such Person.

               "CLOSING DATE" means the time and Banking Day on which the conditions set forth in Section 11.1 are satisfied or waived. The Administrative Agent shall notify Borrowers and the Lenders of the date that is the Closing Date.

               "CODE" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

               "COLLATERAL" means all of the collateral covered by the Collateral Documents.

               "COLLATERAL AGENT" means Bank of America, N.A., as Collateral Agent pursuant to the Intercreditor Agreement for the Lenders and the Revolver Lenders.

               "COLLATERAL DOCUMENTS" means, collectively, the Security Agreement, the Trademark Collateral Assignment, the Deeds of Trust, the Preferred Ship Mortgages, as amended in each case by the Omnibus Documents Amendment or the Deed of Trust Amendment, the Pledge Agreement (Nevada), the Pledge Agreement (Missouri) (if and when executed and delivered pursuant to SECTION 8.3) and any other security agreement, pledge agreement, deed of trust, mortgage or other collateral security agreement hereafter executed and delivered by Borrowers or any of the Guarantors to secure the Obligations.

               "COMMITMENT" means $200,000,000. The respective Pro Rata Shares of the Lenders with respect to the Commitment are set forth in
          SCHEDULE 1.1.

               "COMMITMENT ASSIGNMENT AND ACCEPTANCE" means a commitment assignment and acceptance substantially in the form of EXHIBIT A.

               "COMMON STOCK" means the common stock of Parent or its successor.

               "COMPLETION GUARANTY AND KEEP-WELL AGREEMENT" means (a) the guaranty by Parent, Borrowers or a Restricted Subsidiary of the completion of the development, construction and opening of a new gaming facility by an Affiliate of Parent, (b) the agreement by Parent, Borrowers or a Restricted Subsidiary to advance funds, property or services on behalf of an Affiliate of Parent in order to maintain the financial condition of such Affiliate in connection with the development, construction and operations of a new gaming facility by such Affiliate and (c) performance bonds incurred in the ordinary course of business; PROVIDED that, in the case of clauses (A) and (B) above, such guaranty or agreement is entered into in connection with obtaining financing for such gaming facility or is required by a Gaming Board.

               "COMPLIANCE CERTIFICATE" means a certificate in the form of EXHIBIT B, properly completed and signed by a Senior Officer of Borrowers.

               "CONSOLIDATED COVERAGE RATIO" means, for any period, the ratio of the aggregate amount of Operating Cash Flow for such period to the aggregate amount of Consolidated Interest Expense for such period.

               "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of Parent, Borrowers and the consolidated Restricted Subsidiaries including (a) interest expense attributable to Capital Lease Obligations, (b) amortization of debt discount, (c) capitalized interest, (d) cash and noncash interest payments, (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) net costs under Swap Agreements (including amortization of discount) and (g) interest expense in respect of obligations of other Persons deemed to be Indebtedness of Parent, Borrowers or the Restricted Subsidiaries under clause (a) or (b) of the definition of Indebtedness.

               "CONSOLIDATED NET INCOME" means, for any period, the net income of Parent, Borrowers and the consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with Generally Accepted Accounting Principles; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (a) any net income
          (loss) of any Person if such Person is not a Borrower or a Restricted Subsidiary, EXCEPT THAT (A) Parent's equity in the net income of any such Person (INCLUDING an Unrestricted New Venture Entity) for such period shall be included in such Consolidated Net Income up to the aggregate amount of Cash actually distributed by such Person during such period to Parent, Borrowers or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to Borrowers or a Restricted Subsidiary, to the limitations contained in clause (c) below); and (B) Parent's equity in the net loss of any such Person for such period shall be included in determining such Consolidated Net Income (subject, with respect to the net loss of an Unrestricted New Venture Entity, to clause (F) below);
          (b) any net income (loss) of any Person acquired by Parent, Borrowers or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (c) any net income
          (loss) of Borrowers or any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to Parent, EXCEPT THAT (A) Parent's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of Cash which could have been distributed by such Subsidiary during such period to Parent, Borrowers or another Restricted Subsidiary as a dividend or other distribution (SUBJECT, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) unless at the time of computation no Cash would be permitted to be distributed and
          (B) Parent's equity in the net loss of Borrowers or any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (d) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of Parent, Borrowers or Parent's consolidated Restricted Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any capital stock of any Person; (e) the cumulative effect of a change in accounting principles; and (f) the net loss of any Unrestricted New Venture Entity.

               "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

               "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

               "DEED OF TRUST (FEE)" means a deed of trust in the form of EXHIBIT C to the Predecessor Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

               "DEED OF TRUST (LEASEHOLD)" means a deed of trust in the form of EXHIBIT D to the Predecessor Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

               "DEED OF TRUST AMENDMENT" means an amendment to each of the Existing Deeds of Trust substantially in the form of EXHIBIT C.

               "DEEDS OF TRUST" means the Existing Deeds of Trust and any other deed of trust required to be provided to the Administrative Agent pursuant to Section 5.11.

               "DEFAULT" means any event that, with the giving of any applicable notice or passage of time specified in Section 12.1, or both, would be an Event of Default.

               "DEFAULT RATE" means the interest rate prescribed in Section 3.8.

               "DESIGNATED DEPOSIT ACCOUNT" means a deposit account to be maintained by Borrowers with Bank of America, N.A. or one of its Affiliates, as from time to time designated by Borrowers by written notification to the Administrative Agent.

               "DESIGNATED EURODOLLAR MARKET" means, with respect to any Eurodollar Rate Loan, (a) the London Eurodollar Market, (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or (c) if prime banks in both the London and Cayman Islands Eurodollar Markets are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that neither the London nor the Cayman Islands Eurodollar Market represents at the relevant time the effective pricing to the Lenders for deposits of Dollars in such Eurodollar Market, such other Eurodollar Market as may from time to time be selected by the Administrative Agent with the approval of Borrowers and the Requisite Lenders.

               "DEVELOPED PROPERTY" means, as of any date of determination, a casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dockside casino, excursion gambling boat, floating gaming facility, golf course, entertainment center or similar facility owned by Parent or any of its Subsidiaries (or owned by a Person in which Parent or any of its Subsidiaries holds an Investment) and which is at such date substantially complete and open for business.

               "DISPOSITION" means the voluntary sale, transfer or other disposition of any asset of Borrowers OTHER THAN (a) Cash, cash equivalents, inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of Borrowers and (b) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrowers, or where Borrowers determine in good faith that the failure to replace such equipment will not be detrimental to the business of Borrowers.

               "DOLLARS" or "$" means United States dollars.

               "DOMESTIC REFERENCE LENDER" means Bank of America, N.A.

               "ELIGIBLE ASSIGNEE" means (a) another Lender, (b) any Affiliate or Related Fund of a Lender, (c) any commercial bank having a combined capital and surplus of $100,000,000 or more, (d) any (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit, or purchasing loans, under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank and (e) any other financial institution (INCLUDING a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; PROVIDED that (I) each Eligible Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency, funding office or representative located in the United States of America and (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 11.21 and
          (II) to the extent required under applicable Gaming Laws, each Eligible Assignee must be registered with, approved by, or not disapproved by (whichever may be required under applicable Gaming
          Laws), all applicable Gaming Boards.

               "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

               "EURODOLLAR BANKING DAY" means any Banking Day on which dealings in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

               "EURODOLLAR LENDING OFFICE" means, as to each Lender, its office or branch so designated by written notice to Borrowers and the Administrative Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by a Lender, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

               "EURODOLLAR MARKET" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

               "EURODOLLAR OBLIGATIONS" means eurocurrency liabilities, as defined in Regulation D or any comparable regulation of any Governmental Agency having jurisdiction over any Lender.

               "EURODOLLAR PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date specified by Borrowers pursuant to
          Section 2.1(b) or Section 2.2 and ending 1, 2, 3 or 6 months (or, with the written consent of all of the Lenders, any other period) thereafter, as specified by Borrowers in the applicable Request for Loan or Request for Pre-Pricing, as applicable; PROVIDED that:

                    (a) The first day of any Eurodollar Period shall be a

          Eurodollar Banking Day;

                    (b) Any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Banking Day shall be extended to the next succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Banking Day;

                    (c) Borrowers may not specify a Eurodollar Period that extends beyond the next Amortization Date unless the aggregate principal amount of the Loans having a Eurodollar Period ending after such Amortization Date is equal to or less than the aggregate principal Indebtedness evidenced by the Notes (after giving effect to payment of the Amortization Amount scheduled to be made on such Amortization Date pursuant to Section 3.1(c)(II)); and

                    (d) No Eurodollar Period shall extend beyond the Maturity Date.

               "EURODOLLAR RATE" means, with respect to any Eurodollar Rate Loan, the average of the interest rates per annum (rounded upward, if necessary, to the next 1/100 of 1%) at which deposits in Dollars are offered by the Eurodollar Reference Lender to prime banks in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Advance made by the Eurodollar Reference Lender with respect to such Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable Eurodollar Period.

               "EURODOLLAR RATE ADVANCE" means, with respect to, any Lender and with respect to any Eurodollar Rate Loan, the portion of such Loan advanced by that Lender.

               "EURODOLLAR RATE LOAN" means any Loan consisting of the group of Advances made by the Lenders pursuant to Section 2.1(a), and any portion thereof for which the Interest Period is subsequently redesignated pursuant to Section 2.1(h).

               "EURODOLLAR REFERENCE LENDER" means Bank of America, N.A.

               "EVENT OF DEFAULT" shall have the meaning provided in Section
          12.1.

               "EXCHANGEABLE STOCK" means any capital stock of Parent that is exchangeable or convertible into another security (OTHER THAN into capital stock of Parent that is neither Exchangeable Stock nor Redeemable Stock).

               "EXISTING DEEDS OF TRUST" means the Palace Deed of Trust, the Boulder Deed of Trust, the Texas Deed of Trust, the St. Charles Deed of Trust, the Kansas City Deeds of Trust and the Sunset Deed of

          Trust.

               "EXISTING LOAN AGREEMENT" means the Second Amended and Restated Reducing Revolving and Term Loan Agreement dated as of November 6, 1998 among Borrowers, Parent (as covenantor but not as borrower), Bank of America, N.A. (formerly known as "Bank of America National Trust and Savings Association"), as administrative agent, and the lenders party thereto.

               "EXISTING SUBORDINATED DEBT" means (a) Parent's 9-3/4% senior subordinated notes due 2007, (b) Parent's 10-l/8% senior subordinated notes due 2006 and (c) Parent's 8 7/8% senior subordinated notes due 2008.

               "FEDERAL FUNDS RATE" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

               "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as it may be amended from time to time.

               "FISCAL QUARTER" means the fiscal quarter of Borrowers or Parent, as applicable, ending on each March 31, June 30, September 30 and December 31.

               "FISCAL YEAR" means the fiscal year of Borrowers or Parent, as applicable, ending on each December 31.

               "GAMING BOARD" means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, (c) the Missouri Gaming Commission and (d) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrowers within its jurisdiction.

               "GAMING LAWS" means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrowers within its jurisdiction.

               "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or
          (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "CONSISTENTLY APPLIED," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

               "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body (INCLUDING any Gaming Board), or (c) any court or administrative tribunal of competent jurisdiction.

               "GUARANTORS" means Parent and the Sibling Guarantors.

               "GUARANTY OBLIGATION" means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, INCLUDING any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; PROVIDED, HOWEVER, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any other Guaranty Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified and reflected in the consolidated balance sheet of Borrowers.

               "HAZARDOUS MATERIALS" means substances defined as "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C.
          Section 2601 et seq. or any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.

               "HAZARDOUS MATERIALS LAWS" means all Laws governing the treatment, transportation or disposal of Hazardous Materials applicable to any of the Real Property.

               "IMMATERIAL SUBSIDIARY" means, as of any date of determination,
          (a) in the case of a Subsidiary of any of the Borrowers, a Subsidiary that has on such date total assets with a book value or fair market value (whichever is greater) less than $100,000 and (b) in the case of a Subsidiary of Parent (OTHER THAN a Subsidiary of any of the Borrowers), a Subsidiary that has on such date total assets with a book value or fair market value (whichever is greater) less than $3,500,000.

               "INDEBTEDNESS" means, as to any Person (without duplication), (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (EXCLUDING trade and other accounts payable in the ordinary course of business in accordance with ordinary trade terms), INCLUDING any Guaranty Obligation for any such indebtedness,
          (b) indebtedness of such Person of the nature described in clause (A) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the fair market value of such assets as determined in good faith by such Person, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person and (f) any net obligations of such Person under Swap Agreements; PROVIDED that in no event shall the obligations of a Person under an operating lease (as such term is defined under Generally Accepted Accounting Principles) be deemed Indebtedness of that Person.

               "INTANGIBLE ASSETS" means assets that are considered intangible assets under Generally Accepted Accounting Principles, INCLUDING customer lists, goodwill, copyrights, trade names, trademarks and patents.

               "INTERCREDITOR AGREEMENT" means the Intercreditor and

          Collateral Agency Agreement between the Collateral Agent, the Administrative Agent (on behalf of the Lenders) and the Revolver Agent (on behalf of the Revolver Lenders) substantially in the form of EXHIBIT D, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

               "INTEREST DIFFERENTIAL" means, with respect to any prepayment of a Eurodollar Rate Loan on a day other than the last day of the applicable Interest Period and with respect to any failure to borrow a Eurodollar Rate Loan on the date or in the amount specified in any Request for Loan, (a) the Eurodollar Rate payable (or, with respect to a failure to borrow, the Eurodollar Rate which would have been payable) with respect to the Eurodollar Rate Loan MINUS (b) the Eurodollar Rate on, or as near as practicable to the date of the prepayment or failure to borrow for a Eurodollar Rate Loan with an Interest Period commencing on such date and ending on the last day of the Interest Period of the Eurodollar Rate Loan so prepaid or which would have been borrowed on such date.

               "INTEREST PERIOD" means, with respect to any Eurodollar Rate Loan, the related Eurodollar Period.

               "JOINDER AGREEMENT" means a joinder agreement to be executed and delivered pursuant to Section 6.2 by Parent, or by an additional Borrower pursuant to Section 8.2, substantially in the form of EXHIBIT F to the Predecessor Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

               "KANSAS CITY" has the meaning set forth in the preamble to this Agreement.

               "KANSAS CITY DEEDS OF TRUST" means (a) the Deed of Trust executed by Kansas City covering (i) the leasehold estate in the real property comprising the Kansas City Riverfront Station Casino dockside facilities, (ii) the leasehold estate for pipeline purposes in the adjacent river levee owned by the Birmingham Drainage District, (iii) the fee simple estate in certain adjacent real property acquired from Kansas City Power and Light Company and (iv) the leasehold estate in certain adjacent real property commonly referred to as the "Western Acreage" and (b) the Deed of Trust executed by Kansas City covering the two adjacent parcels of wetlands mitigation property near "Jackass Bend" in Jackson County, Missouri.

               "KANSAS CITY LOCAL SHARES" means the shares of capital stock of Kansas City that were or may be issued to certain Persons in connection with development agreements entered between Kansas City and Governmental

          Agencies located in Kansas City, Missouri.

               "LANDLORD CONSENT" means a landlord consent certificate executed by each of the lessors with respect to a leasehold estate comprising Collateral, substantially in the form of EXHIBIT G to the Predecessor Loan Agreement, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

               "LAWS" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

               "LEAD ARRANGERS AND BOOK MANAGERS" means Banc of America Securities LLC and CIBC World Markets, Inc.

               "LENDER" has the meaning set forth in the preamble to this Agreement.

               "LICENSE REVOCATION" means the revocation, involuntary failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of Parent or any Subsidiary of Parent.

               "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, INCLUDING any currently effective agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or currently effective agreement to give any financing statement (OTHER THAN a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

               "LOAN" means the aggregate of the Advances made at any one time by the Lenders pursuant to ARTICLE 2.

               "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Parent Guaranty, the Sibling Guaranty, the Collateral Documents, and any other agreements of any type or nature hereafter executed and delivered by Borrowers or the Guarantors to the Administrative Agent or any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted (INCLUDING pursuant to the Omnibus Documents Amendment).

               "MARGIN STOCK" means "margin stock" as such term is defined in Regulation U.

               "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which (a) has had or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document (OTHER THAN as a result of any action or inaction of the Administrative Agent, any Lender or any Affiliate of any Lender), (b) has been or could reasonably be expected to be material and adverse to the business or condition (financial or otherwise) of Borrowers or (c) has materially impaired or could reasonably be expected to materially impair the ability of Borrowers to perform the Obligations.

               "MATURITY DATE" means December 31, 2005.

               "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which Borrowers or any of their ERISA Affiliates contribute or are obligated to contribute.

               "NEGATIVE PLEDGE" means a Contractual Obligation that contains a covenant binding on Borrowers or any of the Guarantors that prohibits Liens on any of its or their Property, OTHER THAN (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under SECTIONS 6.6 or 9.8 which affects only the Property that is the subject of such permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

               "NET PROCEEDS" means, with respect to any issuance, sale or contribution in respect of capital stock of Parent, the aggregate proceeds of such issuance, sale or contribution, including the fair market value (as determined by the Board of Directors of Parent and net of any associated debt) of property other than Cash, received by Parent, net of attorneys' fees, accountants' fees, underwriters' fees, placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof; PROVIDED, however, that if such fair market value as determined by the Board of Directors of Parent of property other than Cash is greater than $15,000,000, the determination of fair market value thereof shall be based upon an opinion from an independent nationally recognized firm experienced in the appraisal of similar types of transactions.

               "NEW VENTURE " means a casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dockside casino, excursion gambling boat, floating gaming facility, golf course, entertainment center or similar facility (or any site or proposed site for any of the foregoing) owned or to be owned by Parent or any of its Subsidiaries (or owned or to be owned by a Person in which Parent or any of its Subsidiaries or a New Venture Entity owned directly or indirectly by Parent or any of its Subsidiaries holds an Investment) and which is not at the Closing Date a Developed Property; PROVIDED that the acquisition by St. Charles of any TIF Real Property shall be considered, in conjunction with its acquisition of all other TIF Real Property, to be a New Venture.

               "NEW VENTURE ENTITY" means (a) the Person that directly owns a New Venture, and (b) any holding company for such a Person whose sole assets consist (directly or indirectly through another New Venture Entity) of Investments in that Person.

               "NOTE" means any of the promissory notes made by Borrowers to a Lender evidencing Advances under that Lender's Pro Rata Share of the Commitment, substantially in the form of EXHIBIT E, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted (INCLUDING pursuant to the Omnibus Documents Amendment).

               "OBLIGATIONS" means all present and future obligations of every kind or nature of Borrowers or the Guarantors at any time and from time to time owed to the Administrative Agent or the Lenders or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, INCLUDING obligations of performance as well as obligations of payment, and INCLUDING interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrowers.

               "OMNIBUS DOCUMENTS AMENDMENT" means the Third Omnibus Documents Amendment and Collateral Assignment amending various Loan

          Documents to be executed by Borrowers, the Administrative Agent and the Collateral Agent, in the form of EXHIBIT F, as of the Closing Date, together with all ancillary amendments to the Loan Documents referred to therein.

               "OPERATING CASH FLOW" means, for any period, for any Person, the aggregate amount of Consolidated Net Income before interest expense, income taxes, depreciation expense, amortization expense and any noncash amortization of debt issuance cost. Notwithstanding the foregoing, the interest expense, income taxes, depreciation expense, amortization expense and any noncash amortization of debt issuance cost of a Subsidiary of a Person shall be added to Consolidated Net Income to compute Operating Cash Flow in the same proportion that the net income of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

               "OPINIONS OF COUNSEL" means the favorable written legal opinions of (a) Milbank, Tweed, Hadley & McCloy, special counsel to Borrowers and the Guarantors and (b) Schreck Morris, special Nevada counsel to Borrowers and the Guarantors, (c) King, Hershey, Coleman, Koch & Stone, special Missouri counsel to Kansas City and (d) Thompson & Coburn, special Missouri counsel to St. Charles, substantially in the form of EXHIBITS G-1, G-2, G-3 and G-4, respectively.

               "PALACE" has the meaning set forth in the preamble to this Agreement.

               "PALACE DEED OF TRUST" means the Deed of Trust (Fee) and/or Deed of Trust (Leasehold) executed by Palace covering the real property comprising the Palace Station Hotel & Casino in Las Vegas, Nevada.

               "PALACE EVENT OF DEFAULT" shall have the meaning provided in
          Section 12.3.

               "PARENT" has the meaning set forth in the preamble to this Agreement.

               "PARENT GUARANTY" means the continuing guaranty of the Obligations in the form of EXHIBIT I to the Existing Loan Agreement.

               "PARTY" means any Person other than the Administrative Agent, the Lenders and any Affiliate of any Lender, which now or hereafter is a party to any of the Loan Documents.

               "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

               "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), OTHER THAN a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrowers or to which Borrowers contributes or has an obligation to contribute.

               "PERIPHERAL ASSETS" means (a) the capital stock or assets of Southwest Gaming Services, Inc., (b) the capital stock or assets of Southwest Services, Inc., (c) the out-of-service riverboat commonly known as "Casino St. Charles" and (d) each other asset listed on
          SCHEDULE 1.1B.

               "PERMITTED ENCUMBRANCES" means:

                    (a) Inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, PROVIDED that, by reason of nonpayment of the obligations secured by such Liens, no material Property is subject to a material impending risk of loss or forfeiture;

                    (b) Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, PROVIDED that, by reason of nonpayment of the obligations secured by such Liens, no material Property is subject to a material impending risk of loss or forfeiture;

                    (c) minor defects and irregularities in title to any Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

                    (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

                    (e) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center or similar project affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

                    (f) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Property;

                    (g) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

                    (h) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property;

                    (i) statutory Liens, other than those described in clauses
          (A) or (B) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, PROVIDED that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no material Property is subject to a material impending risk of loss or forfeiture;

                    (j) covenants, conditions, and restrictions affecting the use of Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

                    (k) rights of tenants under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property;

                    (l) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

                    (m) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business, PROVIDED the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

                    (n) Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (OTHER THAN contracts creating or evidencing an extension of credit to the depositor);

                    (o) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

                    (p) Liens consisting of deposits of Property to secure statutory obligations of Borrowers;

                    (q) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds;

                    (r) Liens created by or resulting from any litigation or legal proceeding in the ordinary course of business which is currently being contested in good faith by appropriate proceedings, PROVIDED that such Lien is junior to the Lien of the Collateral Documents, adequate reserves have been set aside and no material Property is subject to a material impending risk of loss or forfeiture; and

                    (s) other non-consensual Liens incurred in the ordinary course of business but not in connection with the incurrence of any Indebtedness, which do not in the aggregate, when taken together with all other Liens, materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held.

               "PERMITTED REFINANCING INDEBTEDNESS" means Indebtedness of Parent, Borrowers or a Restricted Subsidiary (a) issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to substantially concurrently repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "repay"), or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of (collectively, an "amendment"), any Indebtedness of Parent, Borrowers or a Restricted Subsidiary, as the case may be, (and any penalties, fees and expenses actually incurred by Parent, Borrowers or such Restricted Subsidiary, as the case may be, in connection with the repayment or amendment thereof) existing immediately after the Closing Date or incurred pursuant to clauses (F), (G) and (H) (subject to proviso (C) below) of Section 9.9, in a principal amount (or, if such Permitted Refinancing Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon the acceleration thereof, with an original issue price) not in excess of
          (1) the principal amount of the Indebtedness so refinanced (or, if such Permitted Refinancing Indebtedness refinances Indebtedness under an agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such agreement) plus (2) unpaid accrued interest on such Indebtedness plus
          (3) penalties, fees and expenses actually incurred by Parent, Borrowers or such Restricted Subsidiary, as the case may be, in connection with the repayment or amendment thereof; PROVIDED THAT (A) Permitted Refinancing Indebtedness of Parent that repays or constitutes an amendment to Subordinated Obligations shall not have an Average Life less than the Indebtedness to be so refinanced at the time of such incurrence, and shall contain subordination and default provisions no less favorable in any material respect to the Lenders than those contained in such repaid or amended Indebtedness, (B) notwithstanding the foregoing, any Permitted Refinancing Indebtedness incurred to repay all of the Notes then outstanding shall not be limited in principal amount or otherwise if Parent, contemporaneously with such issuance, irrevocably deposits with the Administrative Agent an amount of the proceeds of such Permitted Refinancing Indebtedness sufficient to prepay each installment of the outstanding principal amount of the Notes on, and all interest accrued to, the date fixed for such prepayment, together with irrevocable instructions to prepay the Notes on the prepayment date and (C) to the extent that Permitted Refinancing Indebtedness includes Indebtedness incurred in connection with the refinancing of the Revolving Loan Agreement (whether or not such Indebtedness is existing on or after the date of the Closing Date) and the managing agent for the lenders under such refinancing Indebtedness is a Person other than a banking institution with over $500 million in assets and subject to supervision and examination by federal or state banking authorities, the provisions of clause (H) of Section 9.9 shall terminate and be of no further force and effect with respect to such refinancing Indebtedness.

               "PERMITTED RIGHT OF OTHERS" means a Right of Others consisting of
          (a) an interest (OTHER THAN a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the fair market value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, (c) the subordination of a lease or sublease in favor of a financing entity and (d) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

               "PERMITTED SALE/LEASEBACK" means the sale to a Person not an Affiliate of Parent, and subsequent leaseback, of any or all of the currently incomplete vessels and related dockside facilities located at St. Charles, Missouri.

               "PERSON" means any individual or entity, INCLUDING a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture or Governmental Agency.

               "PLEDGE AGREEMENT (MISSOURI)" means a pledge agreement substantially in the form of EXHIBIT H, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

               "PLEDGE AGREEMENT (NEVADA)" means the Pledge Agreement executed and delivered by Parent in connection with the Existing Loan Agreement covering the Pledged Collateral (Nevada).

               "PLEDGE AGREEMENTS" means the Pledge Agreement (Nevada) and the Pledge Agreement (Missouri).

               "PLEDGED COLLATERAL (MISSOURI)" means certificates evidencing 100% of the shares of St. Charles and Kansas City (OTHER THAN any Kansas City Local Shares).

               "PLEDGED COLLATERAL (NEVADA)" means certificates evidencing 100% of the shares of capital stock of (a) Palace, Boulder, Texas and Sunset and (b) any additional Borrowers added pursuant to Section 8.2.

               "PREDECESSOR LOAN AGREEMENT" means the Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996, as amended through November 5, 1998.

               "PREFERRED SHIP MORTGAGE" means the preferred ship mortgage executed and delivered by Kansas City in the form of EXHIBIT O to the Predecessor Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

               "PROJECTIONS" means the financial projections contained in the Confidential Information Memorandum dated July 1999 distributed by or on behalf of Borrowers to the Lenders.

               "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               "PRO RATA SHARE" means, with respect to each Lender, the percentage of the Commitment set forth opposite the name of that Lender on SCHEDULE 1.1A, as such percentage may be increased or decreased pursuant to a Commitment Assignment and Acceptance executed in accordance with Section 14.8.

               "QUARTERLY PAYMENT DATE" means each June 30, September 30, December 31 and March 31.

               "REAL PROPERTY" means, as of any date of determination, all real Property then or theretofore owned, leased or occupied by any of Borrowers.

               "REDEEMABLE STOCK" means any capital stock of Parent that by its terms or otherwise (OTHER THAN in consideration of capital stock that is not Redeemable Stock) is, or upon the happening of an event would be, required to be redeemed or repurchased, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the first anniversary of the Maturity Date.

               "REFERENCE RATE" means the rate of interest publicly announced from time to time by the Domestic Reference Lender in Charlotte, North Carolina (or other headquarters city of the Domestic Reference Lender), as its "reference rate." It is a rate set by the Domestic Reference Lender based upon various factors including the Domestic Reference Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by the Domestic Reference Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

               "REGULATION D" means Regulation D, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

               "REGULATION U" means Regulation U, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

               "RELATED FUND" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is exclusively managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

               "REQUEST FOR LOAN" means a written request for a Loan substantially in the form of EXHIBIT I, signed by a Responsible Official of any of Borrowers, on behalf of Borrowers, and properly completed to provide all information required to be included therein.

               "REQUEST FOR RE-PRICING" means a written request to designate an Interest Period substantially in the form of EXHIBIT J, signed by a Responsible Official of any of Borrowers, on behalf of Borrowers, and properly completed to provide all information required to be included therein.

               "REQUIREMENT OF LAW" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

               "REQUISITE LENDERS" means (a) as of any date of determination if the Commitment is then in effect, Lenders having in the aggregate

          51% or more of the Commitment then in effect and (b) as of any date of determination if the Commitment has then been terminated and there is then any Indebtedness evidenced by the Notes, Lenders holding Notes evidencing in the aggregate 51% or more of the aggregate Indebtedness then evidenced by the Notes.

               "RESPONSIBLE OFFICIAL" means (a) when used with reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. The Lenders shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Parent or any of its Subsidiaries as having been authorized by all necessary corporate partnership and/or other action on the part of Parent or such Subsidiary; PROVIDED that such Responsible Official has been designated as a Responsible Official for purposes of this Agreement in a written notice signed by a Senior Officer and delivered to the Administrative Agent, which notice has not been cancelled or superseded.

               "RESTRICTED PAYMENT" means (a) declaration or payment of a dividend on, or any distribution in respect of, or any purchase, redemption or retirement for value of any capital stock of Parent, Borrowers or any Restricted Subsidiary OTHER THAN (i) in the case of Parent, through the issuance (as a dividend or stock split thereon or in exchange therefor) solely of capital stock of Parent (EXCLUDING Exchangeable Stock and Redeemable Stock) and (ii) in the case of Borrowers or a Restricted Subsidiary, with respect to shares of the capital stock thereof that are owned solely by Parent or a Restricted Subsidiary that is a Wholly-Owned Subsidiary and (b) any principal payment, or the redemption, repurchase, defeasance or other acquisition or retirement for value prior to any scheduled principal payment or maturity, of any Subordinated Obligation.

               "RESTRICTED SUBSIDIARY" means, as of any date of determination, all Subsidiaries of Parent OTHER THAN (a) the Borrowers and (b) Unrestricted New Venture Entities.

               "REVOLVER" means the $350,000,000 revolving loan facility made available to Borrowers by the Revolver Lenders pursuant to the Revolving Loan Agreement.

               "REVOLVER AGENT" means Bank of America, N.A., in its capacity as administrative agent under the Revolving Loan Agreement.

               "REVOLVING LOAN AGREEMENT" means that certain Third Amended and Restated Reducing Revolving Loan Agreement of even date herewith among Borrowers, Parent (as a covenantor but not a borrower), the

          Revolver Agent and the Revolver Lenders.

               "REVOLVER LENDERS" means the lenders party to the Revolving Loan Agreement.

               "RIGHT OF OTHERS" means, as to any Property in which a Person has an interest, any legal or equitable right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, INCLUDING any option or right to acquire a Lien; PROVIDED, however, that (a) no covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) no provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right shall be deemed to constitute a Right of Others.

               "SECURITY AGREEMENT" means the security agreement executed and delivered by Borrowers, in the form of EXHIBIT R to the Predecessor Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

               "SENIOR OFFICER" means (a) the chief executive officer, (b) the president, (c) any executive vice president, (d) any senior vice president, (e) the chief financial officer, (f) the treasurer or (g) any assistant treasurer, in each case of any of the Borrowers or Parent, as applicable.

               "SIBLING GUARANTORS" means (a) Southwest Gaming Services, Inc.,
          (b) Southwest Services, Inc., (c) Green Valley Station, Inc., (d) Tropicana Station, Inc., and (e) any other future Restricted Subsidiary that (i) is a Wholly-Owned Subsidiary and (ii) is not an Immaterial Subsidiary.

               "SIBLING GUARANTY" means the continuing guaranty of the Obligations in the form of EXHIBIT M to the Existing Loan Agreement.

               "SPECIAL EURODOLLAR CIRCUMSTANCE" means the application or adoption after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Lender or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority.

               "ST. CHARLES" has the meaning set forth in the preamble to this Agreement.

               "ST. CHARLES DEED OF TRUST" means the Deed of Trust (Fee) executed by St. Charles covering (a) the fee simple real property comprising the St. Charles Riverfront Station in St. Charles, Missouri and (b) the other fee simple real property owned by St. Charles located in St. Charles, Missouri consisting of approximately 16 parcels comprising approximately 294 acres in the aggregate.

               "SUBORDINATED OBLIGATIONS" means any Indebtedness that is subordinated by its terms to the Existing Subordinated Obligations.

               "SUBSIDIARY" means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

               "SUNSET" has the meaning set forth in the preamble to this Agreement.

               "SUNSET DEED OF TRUST" means the Deed of Trust dated as of September 25, 1996, as amended, executed by Sunset creating a Lien on the real Property comprising the Sunset Station Casino Hotel in Henderson, Nevada.

               "SUNSET INTERCREDITOR AGREEMENT" means the Amended and Restated Intercreditor Agreement, dated as of November 6, 1998 executed by the Administrative Agent on behalf of the Lenders, and First Security Trust Company of Nevada (the "Trustee"), on behalf of the holders (the "Holders") party to that certain Participation Agreement dated as of September 25, 1996, among the Trustee, Parent and the Holders.

               "SWAP AGREEMENT" means a written agreement between Borrowers or Parent (or all or any of them) and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

               "TEXAS" has the meaning set forth in the preamble to this Agreement.

               "TEXAS DEED OF TRUST" means the Deed of Trust (Leasehold) executed by Texas covering the Texas Gambling Hall & Hotel, located in Las Vegas, Nevada, as amended, supplemented or otherwise modified from time to time.

               "TIF REAL PROPERTY" means any Real Property acquired by St. Charles pursuant to the exercise of eminent domain by the City of St. Charles.

               "TITLE COMPANY" means Commonwealth Land Title Company, acting through its representative, Nevada Title Insurance Company, or such other title insurance company as is reasonably acceptable to the Administrative Agent.

               "TO THE BEST KNOWLEDGE OF" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

               "TRADEMARK COLLATERAL ASSIGNMENT" means the trademark collateral assignment executed and delivered by Borrowers (and by Parent as record owner of certain trademarks) in the form of EXHIBIT T to the Existing Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

               "TYPE", when used with respect to any Loan or Advance, means the designation of whether such Loan or Advance is an Alternate Base Rate Loan or Advance, or a Eurodollar Rate Loan or Advance.

               "UNRESTRICTED NEW VENTURE ENTITY" means (a) any New Venture in which any single Person OTHER THAN Parent and its Subsidiaries owns an equity interest that is larger than the equity interest owned by Parent and its Subsidiaries and (b) any other New Venture Entity (EXCEPT a Restricted Subsidiary) designated by Parent to be an Unrestricted New Venture Entity by a then effective written notice to the Administrative Agent; PROVIDED that Parent may, by written notice to the Administrative Agent, terminate any such designation if (i) the aggregate Investments theretofore made by Parent in such New Venture Entity does not exceed $10,000,000, (ii) such New Venture Entity is either a Wholly-Owned Subsidiary or, if not, each other holder of an equity interest in such New Venture Entity is reasonably acceptable to the Requisite Lenders and (iii) no Default or Event of Default then exists or would result therefrom, whereupon such New Venture Entity shall become an additional borrower hereunder.

               "VESSEL LIENOR CONSENT" means a vessel lienor consent certificate executed by each holder of a Lien on the riverboat vessels owned by St. Charles that are part of the St. Charles Riverfront Station, substantially in the form of EXHIBIT U to the

          Predecessor Loan Agreement, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplemented.

               "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of Parent, 100% of the capital stock of which is owned, directly or indirectly, by Parent, EXCEPT for director's qualifying shares required by applicable Laws.

               1.2 USE OF DEFINED TERMS. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

               1.3 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, EXCEPT as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the covenants contained in Sections 9.1 and 9.9 would then be calculated in a different manner or with different components, (a) Parent, Borrowers and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Parent's or Borrowers' financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and
(b) Parent and Borrowers shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that Parent and Borrowers would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in ARTICLE 10 to the Administrative Agent and the Lenders, on the dates therein specified, with financial data presented in a manner which conforms with Generally Accepted Accounting Principles as in effect immediately prior to such change.

               1.4 ROUNDING. Any financial ratios required to be maintained by Borrowers or Parent pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

               1.5 EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

               1.6 REFERENCES TO "BORROWERS AND THEIR SUBSIDIARIES". Any reference herein to "Borrowers and their Subsidiaries" or the like shall refer solely to Borrowers during such times, if any, as Borrowers shall have no Subsidiaries.

               1.7 MISCELLANEOUS TERMS. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                    Article 2
                                      LOANS


               2.1 LOANS-GENERAL.

               (a) Subject to the terms and conditions set forth in this Agreement on the Closing Date, each Lender shall, pro rata according to that Lender's Pro Rata Share of the Commitment, make an Advance to Borrowers under the Commitment in such amount as Borrowers may request that does not result in the aggregate principal amount outstanding under the Notes to exceed the Commitment. Borrowers may not borrow under the Commitment subsequent to the Closing Date.

               (b) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan, and
          (iv) the Interest Period for such Loan. Unless the Administrative Agent has notified, in its sole and absolute discretion, Borrowers to the contrary, a Loan may be requested by telephone by a Responsible Official of Borrowers, in which case Borrowers shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request for Loan purportedly made by a Responsible Official of Borrowers, and Borrowers hereby agree to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting.

               (c) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, the applicable Interest Period, and that Lender's Pro Rata Share of the Loan. Not later than 10:00 a.m., California time, on the date specified for any Loan (which must be a Banking Day), each Lender shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in ARTICLE 11, all Advances shall be credited on that date in immediately available funds to the Designated Deposit Account.

               (d) Unless the Requisite Lenders otherwise consent, each Loan shall be not less than $10,000,000 and, EXCEPT to the extent necessary to permit a Loan to accommodate payment of an Amortization Amount without incurring breakage costs under Section 3.7(E), in an integral multiple of $1,000,000.

               (e) The Advances made by each Lender under the Commitment shall be evidenced by that Lender's Note.

               (f) Subject to Sections 3.7(C) and (E), a Request for Loan shall be irrevocable upon the Administrative Agent's first notification thereof.

               (g) If no Request for Loan (or telephonic request for Loan referred to in the second sentence of Section 2.1(B), if applicable) has been made within the requisite notice periods set forth in Section
          2.2 prior to the end of the Interest Period for any Eurodollar Rate Loan, then on the last day of such Interest Period, such Eurodollar Rate Loan shall be automatically converted into an Alternate Base Rate Loan in the same amount.

               (h) Borrowers may from time to time redesignate the Interest Period applicable to a Eurodollar Rate Loan pursuant to a Request for Re-Pricing, which shall specify the requested (i) date of designation,
          (ii) amount of the Eurodollar Rate Loan to be redesignated and (iii) Interest Period for such Eurodollar Rate Loan. A Request for Re-Pricing shall be subject to the same requirements and other provisions applicable to a Request for Loan set forth in this Section applicable to a Request for Loan EXCEPT that during the period commencing two (2) months prior to an Amortization Date, the minimum amount of a Eurodollar Rate Loan shall not be greater than the Amortization Amount for that Amortization Date.

               2.2 DESIGNATION OF INTEREST PERIODS.

               (a) Each request by Borrowers to redesignate an Interest Period shall be made pursuant to a Request for Re-Pricing (or telephonic or other request for re-pricing referred to in the second sentence of
          Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m., California time, at least three (3) Eurodollar Banking Days before the first day of the applicable Eurodollar Period.

               (b) On the date which is two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period, the Administrative Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrowers and the Lenders by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

               (c) Unless the Administrative Agent and the Requisite Lenders otherwise consent, no more than ten (10) Interest Periods shall be outstanding at any one time.

               (d) Nothing contained herein shall require any Lender to fund any Eurodollar Rate Advance in the Designated Eurodollar Market.

               2.3 [INTENTIONALLY OMITTED].

               2.4 [INTENTIONALLY OMITTED].

               2.5 [INTENTIONALLY OMITTED].

               2.6 [INTENTIONALLY OMITTED].

               2.7 OPTIONAL TERMINATION OF COMMITMENT. Following the occurrence of a Change in Control, the Requisite Lenders may in their sole and absolute discretion elect, during the thirty (30) day period immediately subsequent to the LATER OF (a) such occurrence or (b) the EARLIER of (i) receipt of Borrowers' written notice to the Administrative Agent of such occurrence or (ii) if no such notice has been received by the Administrative Agent, the date upon which the Administrative Agent has actual knowledge thereof, to terminate the Commitment, in which case the Commitment shall be terminated, and all Indebtedness then evidenced by the Notes shall become due and payable, effective on the date which is thirty (30) days subsequent to written notice from the Administrative Agent to Borrowers thereof.

               2.8 ADMINISTRATIVE AGENT'S RIGHT TO ASSUME FUNDS AVAILABLE FOR ADVANCES. Unless the Administrative Agent shall have been notified by any Lender no later than 11:00 a.m. on the Banking Day of the proposed funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the total amount of such Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrowers a corresponding amount. If the Administrative Agent has made funds available to Borrowers based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrowers and Borrowers shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrowers to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its share of the Commitment or to prejudice any rights which the Administrative Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

               2.9 [INTENTIONALLY OMITTED].

               2.10 [INTENTIONALLY OMITTED].

               2.11 COLLATERAL AND GUARANTY. The Obligations shall be secured by the Collateral pursuant to the Collateral Documents and be guaranteed by Parent pursuant to the Parent Guaranty and by the Sibling Guarantors pursuant to the Sibling Guaranty.

               2.12 SENIOR INDEBTEDNESS. The Obligations shall be "Senior Indebtedness" with respect to all Subordinated Obligations.

                                    Article 3
                                PAYMENTS AND FEES


               3.1 PRINCIPAL AND INTEREST.

               (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

               (b) Interest accrued on each Eurodollar Rate Loan which is for a term of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made (and, in the event that all of the Lenders have approved a Eurodollar Period of longer than six months, every three months thereafter through the last day of the Eurodollar Period) and on the last day of the related Eurodollar Period. EXCEPT as otherwise provided in Section 3.8, the unpaid principal amount of any Eurodollar Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan PLUS 2.50% (250 basis points).

               (c) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

                    (i) the amount, if any, by which the principal Indebtedness evidenced by the Notes at any time exceeds the then applicable Commitment shall be payable immediately;

                    (ii) the Notes shall be payable on each Amortization Date by the related Amortization Amount; and

                    (iii) the principal Indebtedness evidenced by the Notes
               shall in any event be payable on the Maturity Date.

               (d) The Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, EXCEPT that with respect to any voluntary prepayment under this Section (i) any partial prepayment shall be not less than $5,000,000,
          (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m. California time, three (3) Banking Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid, (iv) any payment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applicable Interest Period shall be subject to Section 3.7(E) and (v) upon any partial prepayment of a Eurodollar Rate Loan that reduces it below $10,000,000, the remaining portion thereof shall automatically convert to an Alternate Base Rate Loan. Any voluntary prepayment of the Notes shall be applied to the remaining Amortization Amounts in reverse order of maturity.

               3.2 ARRANGEMENT FEE. On the Closing Date, Borrowers shall pay to the Administrative Agent the arrangement fee as heretofore agreed upon by letter agreement between Borrowers and the Administrative Agent. Such arrangement fee is for the services of the Bank of America N.A. and its Affiliates in arranging the credit facilities under this Agreement and is fully earned when paid. The arrangement fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

               3.3 [INTENTIONALLY OMITTED]

               3.4 [INTENTIONALLY OMITTED]

               3.5 AGENCY FEE. Borrowers shall pay to the Administrative Agent an agency fee in such amounts and at such times as heretofore agreed upon by letter agreement between Borrowers and the Administrative Agent. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

               3.6 INCREASED COMMITMENT COSTS. If any Lender shall determine in good faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its Eurodollar Lending Office) or any corporation controlling the Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority not imposed as a result of such Lender's or such corporation's failure to comply with any other Laws, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten (10) Banking Days after demand of such Lender, Borrowers shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, PROVIDED that Borrowers shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand. Each Lender's determination of such amounts shall be conclusive in the absence of manifest error.

               3.7 EURODOLLAR COSTS AND RELATED MATTERS.

               (a) In the event that any Governmental Agency imposes on any Lender any reserve or comparable requirement (INCLUDING any emergency, supplemental or other reserve) with respect to the Eurodollar Obligations of that Lender, Borrowers shall pay that Lender within five (5) Banking Days after demand all amounts necessary to compensate such Lender (determined as though such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements (PROVIDED, that Borrowers shall not be obligated to pay any such amount which arose prior to the date which is ninety
          (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand). The Lender's determination of such amount shall be conclusive in the absence of manifest error.

               (b) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

                    (1) shall subject any Lender or its Eurodollar Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances (PROVIDED, that Borrowers shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand), EXCLUDING
               (i) taxes imposed on or measured in whole or in part by its overall net income by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" and (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrowers with the appropriate form or forms required by Section 14.21, to the extent such forms are then required by applicable Laws;

                    (2) shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof

               (INCLUDING any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its Eurodollar Lending Office); or

                    (3) shall impose on any Lender or its Eurodollar Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise affect any of the same;

          and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Lender or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances (assuming such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market), then, within five (5) Banking Days after demand by such Bank (with a copy to the Administrative Agent), Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market). A statement of any Lender claiming compensation under this subsection shall be conclusive in the absence of manifest error.

               (c) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Lender, make it unlawful or impossible for such Lender or its Eurodollar Lending Office to make, maintain or fund its portion of any Eurodollar Rate Loan, or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Lender shall so notify the Administrative Agent, then such Lender's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Lenders and Borrowers. Upon receipt of such notice, the outstanding principal amount of such Lender's Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Alternate Base Rate Advances on either (1) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (2) immediately if such

          Lender may not lawfully continue to fund and maintain such Eurodollar Rate Advances to such day(s), PROVIDED that in such event the conversion shall not be subject to payment of a prepayment fee under
          Section 3.7(E). Each Lender agrees to endeavor promptly to notify Borrowers of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Lender to notify the Administrative Agent under this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any Eurodollar Rate Loan, such Lender shall fund such amount as an Alternate Base Rate Advance for the same period of time, and such amount shall be treated in all respects as an Alternate Base Rate Advance. Any Lender whose obligation to make Eurodollar Rate Advances has been suspended under this Section shall promptly notify the Administrative Agent and Borrowers of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

               (d) Any Eurodollar Rate Loan, together with accrued interest thereon, that is converted to an Alternate Base Rate Loan pursuant to Sections 3.7(C) or 3.7(E), shall (A) bear interest at a rate per annum equal to the Alternate Base Rate and (B) convert back to a Eurodollar Rate Loan as soon as practicable following the cessation of the Special Eurodollar Circumstance or the circumstances described in clause (1) or (2) of Section 3.7(E), as applicable, which gave rise to the conversion. If the amounts charged to Borrowers pursuant to Sections 3.7(a) and 3.7(B) make it commercially unreasonable for Borrowers to maintain such Eurodollar Rate Loan, Borrowers shall be permitted to convert any Eurodollar Rate Loan to an Alternate Base Rate Loan at any time thereafter upon notice to the Administrative Agent (it being understood and agreed that Borrowers may so convert such portions of any Loan as may be necessary to avoid breakage costs under Section 3.7(F)). A Loan so converted shall bear interest as set forth above and shall be re-converted to a Eurodollar Rate Loan upon three (3) Eurodollar Banking Days' notice to the Administrative Agent following the cessation of the Special Eurodollar Circumstance or the circumstances described in Section 3.7(E) or the determination by the Lender that it no longer chooses to require Borrowers to pay such amounts.

               (e) If, with respect to any proposed Eurodollar Rate Loan:

                    (1) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated Eurodollar Market for the applicable Eurodollar Period; or

                    (2) the Requisite Lenders advise the Administrative Agent
               that the Eurodollar Rate as determined by the Administrative Agent (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable Eurodollar Rate Advances;

          then the Administrative Agent forthwith shall give notice thereof to Borrowers and the Lenders, whereupon until the Administrative Agent notifies Borrowers that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future Eurodollar Rate Advances shall be suspended. Upon any such suspension, the Eurodollar Rate Loans shall be converted to Alternate Base Rate Loans in accordance with Section 3.7(D) as of the first day of the Interest Period during which such circumstances arise.

               (f) Upon payment or prepayment of any Eurodollar Rate Loan (OTHER THAN as the result of a conversion required under Section 3.7(C)), on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrowers (for a reason other than the breach by a Lender of its obligation pursuant to Sections 2.1(A) or 2.1(B) to make an Advance or the suspension of any Lender's obligation to make or maintain Eurodollar Rate Loans under Section 3.7) to borrow on the date or in the amount specified for a Eurodollar Rate Loan in any Request for Loan, Borrowers shall pay to the appropriate Lender within ten (10) Banking Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined as though 100% of the Eurodollar Rate Advance had been funded in the Designated Eurodollar Market) equal to the SUM of:

                    (1) the principal amount of the Eurodollar Rate Loan prepaid or not borrowed, as the case may be, TIMES [the number of days from and including the date of prepayment or failure to borrow, as applicable, to but excluding the last day in the applicable Eurodollar Period], DIVIDED BY 360, TIMES the applicable Interest Differential (PROVIDED that the product of the foregoing formula must be a positive number); PLUS

                    (2) all out-of-pocket expenses incurred by the Lender
               reasonably attributable to such payment, prepayment or failure to borrow.

          Each Lender's determination of the amount of any prepayment fee payable under this Section shall be conclusive in the absence of manifest error.

               (g) Each Lender agrees to endeavor promptly to notify Borrowers of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to clause (A) or clause (B) of this Section 3.7, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Any request for compensation by a Lender under this Section 3.7 shall set forth the basis upon which it has been determined that such an amount is due from Borrowers, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Lender.

               3.8 LATE PAYMENTS. If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Lender is not paid when due, it shall thereafter bear interest at an interest rate per annum at all times equal to the SUM OF the then current Eurodollar Rate (for an Interest Period of six months) PLUS 4.5% (450 basis points), to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (INCLUDING, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

               3.9 COMPUTATION OF INTEREST AND FEES. Computation of interest and fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

               3.10 NON-BANKING DAYS. If any payment to be made by Borrowers or any other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.

               3.11 MANNER AND TREATMENT OF PAYMENTS.

               (a) Each payment hereunder (EXCEPT payments pursuant to Sections 3.6, 3.7, 14.3, 14.11 and 14.22) or on the Notes or under any other Loan Document shall be made to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m. California time, on the day of payment (which must be a Banking Day). All payments received after such time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., California time, on a Banking Day and not so made available to the account of a Lender on that Banking Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

               (b) Each payment or prepayment on account of any Loan shall be applied pro rata according to the outstanding Advances made by each Lender comprising such Loan.

               (c) Each Lender shall use its best efforts to keep a record (in writing or by an electronic data entry system) of Advances made by it and payments received by it with respect to each of its Notes and, subject to Section 13.6(G), such record shall, as against Borrowers, be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, the failure by any Lender to keep such a record shall not affect Borrowers' obligation to pay the Obligations.

               (d) Each payment of any amount payable by Borrowers or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, EXCLUDING (i) taxes imposed on or measured in whole or in part by its overall net income by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" and (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrowers with the appropriate form or forms required by Section 14.21, to the extent such forms are then required by applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrowers are obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, Borrowers shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrowers.

               3.12 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

               3.13 FAILURE TO CHARGE NOT SUBSEQUENT WAIVER. Any decision by the Administrative Agent or any Lender not to require payment of any interest (INCLUDING interest arising under Section 3.8), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest (INCLUDING interest arising under Section 3.8), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

               3.14 ADMINISTRATIVE AGENT'S RIGHT TO ASSUME PAYMENTS WILL BE MADE BY BORROWERS. Unless the Administrative Agent shall have been notified by Borrowers prior to the date on which any payment to be made by Borrowers hereunder is due that Borrowers do not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrowers have remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If Borrowers have not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

               3.15 FEE DETERMINATION DETAIL. The Administrative Agent, and any Lender, shall provide reasonable detail to Borrowers regarding the manner in which the amount of any payment to the Administrative Agent and the Lenders, or that Lender, under ARTICLE 3 has been determined, concurrently with demand for such payment.

               3.16 SURVIVABILITY. All of Borrowers' obligations under Sections
3.6 and 3.7 shall survive for the ninety (90) day period following the date on which the Commitment is terminated and all Loans hereunder are fully paid, and Borrowers shall remain obligated thereunder for all claims under such Sections made by any Lender to Borrowers prior to the expiration of such period.

                                    Article 4
                         REPRESENTATIONS AND WARRANTIES


              Borrowers represent and warrant to the Lenders that:

               4.1 EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS. Each of Palace, Boulder, Texas, St. Charles, Kansas City and Sunset is a corporation duly formed, validly existing and in good standing under the Laws of Nevada (in the case of Palace, Boulder, Texas and Sunset) and Missouri (in the case of St. Charles and Kansas City). Parent is a corporation duly formed, validly existing and in good standing under the Laws of Nevada and each of the Sibling Guarantors is a corporation duly formed, validly existing and in good standing under the Laws of its state of incorporation. Each of Borrowers and the Guarantors is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, EXCEPT where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Each of Borrowers and the Guarantors has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. The chief executive offices of each of Borrowers is located in Nevada. All outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Each of Borrowers and the Guarantors is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, EXCEPT where the failure so to comply, obtain authorizations, etc., file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

               4.2 AUTHORITY; COMPLIANCE WITH OTHER AGREEMENTS AND INSTRUMENTS AND GOVERNMENT REGULATIONS. The execution, delivery and performance by each of Borrowers and each of the Guarantors of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate action, and do not and will not:

               (a) Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of such Party;

               (b) Violate or conflict with any provision of such Party's charter, articles of incorporation or bylaws, as applicable;

               (c) Result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party (OTHER THAN Liens and Rights of Others created by the Loan Documents);

               (d) Violate any Requirement of Law applicable to such Party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in SCHEDULE 4.3;

               (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any Contractual Obligation (OTHER THAN the Loan Documents) to which such Party is a party or by which such Party or any of its Property is bound or affected;

and none of Borrowers or any of the Guarantors is in violation of, or default under, any Requirement of Law or Contractual Obligation, INCLUDING any Contractual Obligation described in Section 4.2(E), in any respect that constitutes a Material Adverse Effect.

               4.3 NO GOVERNMENTAL APPROVALS REQUIRED. EXCEPT as set forth in
SCHEDULE 4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by each of the Borrowers and the Guarantors of the Loan Documents to which it is a Party.

               4.4 SUBSIDIARIES. None of Borrowers has any Subsidiaries, EXCEPT that Kansas City owns 100% of the outstanding capital stock of Station Casino Kansas City Restaurants, Inc. SCHEDULE 4.4 hereto correctly sets forth the names, form of legal entity, number of shares of capital stock issued and outstanding, and the record owner thereof and jurisdictions of organization of all Subsidiaries of Parent and specifies, as of the Closing Date, which thereof are Restricted Subsidiaries and which thereof are Immaterial Subsidiaries. Unless otherwise indicated in SCHEDULE 4.4, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Restricted Subsidiary are owned of record and beneficially by Parent, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens and Rights of Others, EXCEPT for Permitted Encumbrances and Permitted Rights of Others.

               4.5 FINANCIAL STATEMENTS. Borrowers have furnished to the Lenders (a) the audited consolidated financial statements of Parent and its Subsidiaries for the Fiscal Year (consisting of three Fiscal Quarters) ended December 31, 1998 and (b) the unaudited consolidated and consolidating balance sheet and statement of operations of Parent and its Subsidiaries for the Fiscal Quarter ended June 30, 1999. The financial statements described in clause (A) fairly present in all material respects the financial condition, results of operations and changes in financial position, and the balance sheet and statement of operations described in clause
(B) fairly present the financial condition and results of operations of Parent and its Subsidiaries as of such dates and for such periods in conformity with Generally Accepted Accounting Principles, consistently applied.

               4.6 NO OTHER LIABILITIES; NO MATERIAL ADVERSE CHANGES. As of the Closing Date, Borrowers do not have any material liability or material contingent liability required under Generally Accepted Accounting Principles to be reflected or disclosed and not reflected or disclosed in the balance sheet described in Section 4.5(B), other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since June 30, 1999. As of any date subsequent to the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since the Closing Date.

               4.7 TITLE TO PROPERTY. As of the Closing Date, each Borrower has valid title to its respective Property (OTHER THAN assets which are the subject of a Capital Lease Obligation) reflected in the balance sheet described in
Section 4.5(B), other than items of Property or exceptions to title which are in each case immaterial to Borrowers and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, OTHER THAN Liens or Rights of Others described in SCHEDULE 4.7, Permitted Rights of Others or Liens permitted by Section 6.6.

               4.8 INTANGIBLE ASSETS. Each Borrower owns, or possesses the right to use to the extent necessary in its business, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of its businesses as now operated, and no such Intangible Asset, to the best knowledge of Borrowers, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect. SCHEDULE 4.8 sets forth all trademarks, trade names and trade styles used by Borrowers at any time within the five (5) year period ending on the Closing Date and sets forth the owner of record of each thereof.

               4.9 PUBLIC UTILITY HOLDING COMPANY ACT. Neither any of Borrowers nor any Guarantor is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               4.10 LITIGATION. EXCEPT for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Parent or any of its Subsidiaries of less than $1,000,000, (c) matters of an adminis-trative nature not involving a claim or charge against Parent or any of its Subsidiaries and (d) matters set forth in SCHEDULE 4.10, there are no actions, suits, proceedings or investigations pending as to which Parent or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrowers, threatened against or affecting Parent or any of its Subsidiaries or any Property of any of them before any Governmental Agency.

               4.11 BINDING OBLIGATIONS. Each of the Loan Documents to which any of Borrowers or the Guarantors is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, EXCEPT as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

               4.12 NO DEFAULT. No event has occurred and is continuing that is a Default or Event of Default.

               4.13 ERISA.

               (a) With respect to each Pension Plan:

                    (i) such Pension Plan complies in all material respects with
               ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                    (ii) such Pension Plan has not incurred any "accumulated
               funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                    (iii) no "reportable event" (as defined in Section 4043 of
               ERISA) has occurred that could reasonably be expected to have a Material Adverse Effect; and

                    (iv) none of Parent nor any of its Subsidiaries has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

               (b) None of Parent nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

               4.14 REGULATION U; INVESTMENT COMPANY ACT. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulation U. Neither Parent nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

               4.15 DISCLOSURE. No written statement made by a Senior Officer of Parent to the Administrative Agent or any Lender in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

               4.16 TAX LIABILITY. Parent and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Parent or any of its Subsidiaries, EXCEPT (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material Property of Parent or any of its Subsidiaries is at impending risk of being seized, levied upon or forfeited.

               4.17 PROJECTIONS. Borrowers have formulated the assumptions set forth in the Projections based on their historical experience in the relevant business or financial context, have adjusted such assumptions to take account of what Borrowers believe to be current and projected business and financial conditions and have performed what Borrowers believe is a reasonably thorough due diligence process with respect to such assumptions. As of the Closing Date, Borrowers believe that the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrowers, and that the Projections are reasonably based on such assumptions. Nothing in this Section 4.17 shall be construed as a representation or covenant that the Projections in fact will be achieved.

               4.18 HAZARDOUS MATERIALS. Except as described in SCHEDULE 4.18, as of the Closing Date (a) none of Borrowers at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrowers, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate constitute a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by Borrowers as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrowers on any Real Property, or transported to or from such Real Property by Borrowers, such use, generation, storage and transportation are in compliance with all Hazardous Materials Laws except for such non-compliance that would not constitute a Material Adverse Effect or be materially adverse to the interests of the Lenders.

               4.19 [INTENTIONALLY DELETED].

               4.20 GAMING LAWS. Each Borrower is in compliance with all applicable Gaming Laws except for such non-compliance that would not constitute a Material Adverse Effect.

               4.21 SECURITY INTERESTS. Upon the execution and delivery of the Omnibus Documents Amendment, the Security Agreement will continue to create a valid first priority security interest in the Collateral described therein securing the Obligations (subject only to Permitted Encumbrances, Permitted Rights of Others, Liens permitted under Section 6.6(E) and matters disclosed in
SCHEDULE 4.7 and to such qualifications and exceptions as are contained in the Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of a financing statement or with respect to the creation of security interests in Property to which Division 9 of the Uniform Commercial Code does not apply) and all action necessary to perfect the security interests so created, other than filing of the UCC-1 financing statements delivered to the Administrative Agent pursuant to Section 11.1 with the appropriate Governmental Agency have been taken and completed. Upon the execution and delivery of the Omnibus Documents Amendment, the Trademark Collateral Assignment will continue to create a valid first priority collateral assignment of the Collateral described therein securing the Obligations (subject to the matters disclosed in SCHEDULE 4.7) and all action necessary to perfect the collateral assignment so created, other than the filing thereof with the United States Patent and Trademark Office, will have been taken and completed. Upon execution and delivery of the Pledge Agreement (Missouri), the Pledge Agreement (Missouri) will create a valid first priority security interest in the Pledged Collateral (Missouri) and upon delivery of the Pledged Collateral (Missouri) to the Administrative Agent (or its designee) in the State of Missouri, all action necessary to perfect the security interest so created will have been taken and completed. Upon the execution and delivery of the Omnibus Documents Amendment, the Pledge Agreement (Nevada) will continue to create a valid first priority security interest in the Pledged Collateral (Nevada) and upon delivery of the Pledged Collateral (Nevada) to the Administrative Agent (or its designee) in the State of Nevada, all action necessary to perfect the security interest so created has been taken and completed. Upon the execution and delivery of the Deed of Trust Amendment with respect to each of the Deeds of Trust, such Deed of Trust will continue to create a valid Lien in the Collateral described therein securing the Obligations, OTHER THAN those arising under Sections 4.18, 5.10 and 14.22, (subject only to Permitted Encumbrances, Permitted Rights of Others and matters described in SCHEDULE 4.7), and all action necessary to perfect the Lien so created, OTHER THAN recordation or filing thereof with the appropriate Governmental Agencies, will have been taken and completed. Upon the execution and delivery of the Omnibus Documents Amendment, the Preferred Ship Mortgage will continue to create a valid Lien in the Collateral described therein securing the Obligations (subject only to Permitted Encumbrances and Permitted Rights of Others), and all action necessary to perfect the Lien so created, OTHER THAN recordation or filing thereof with the appropriate Governmental Agencies, will have been taken and completed.

                                    Article 5
                         BORROWERS AFFIRMATIVE COVENANTS
                           (OTHER THAN INFORMATION AND
                             REPORTING REQUIREMENTS)


               So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrowers shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

               5.1 PAYMENT OF TAXES AND OTHER POTENTIAL LIENS. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, EXCEPT that Borrowers shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material Property of Borrowers is at material risk of impending seizure, levy or forfeiture.

               5.2 PRESERVATION OF EXISTENCE. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties EXCEPT where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

               5.3 MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, EXCEPT that the failure to maintain, preserve and protect a particular item of Property that is not of significant value, either intrinsically or to the operations of Borrowers and their Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

               5.4 MAINTENANCE OF INSURANCE. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrowers operate and, in any event, such insurance as may be required under the Deeds of Trust.

               5.5 COMPLIANCE WITH LAWS. Comply, within the time period, if any, given for such compliance by the relevant Governmental Agency or

Agencies with enforcement authority, with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, EXCEPT that Borrowers need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

               5.6 INSPECTION RIGHTS. Upon reasonable notice, at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Parent or any of its Subsidiaries) permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Parent and its Subsidiaries and to discuss the affairs, finances and accounts of Parent and its Subsidiaries with any of their officers, key employees or accountants.

               5.7 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrowers.

               5.8 COMPLIANCE WITH AGREEMENTS. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, EXCEPT for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

               5.9 USE OF PROCEEDS. Use the proceeds of Loans (a) to refinance the Term Loan (as such term is defined in the Existing Loan Agreement) and (b) for general corporate purposes.

               5.10 HAZARDOUS MATERIALS LAWS. Keep and maintain all Real Property and each portion thereof in compliance with all applicable Hazardous Materials Laws (except for such non-compliance that would not constitute a Material Adverse Effect or be materially adverse to the interests of the Lenders) and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrowers relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of any of Borrowers of any material occurrence or condition on any real Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

               5.11 ADDITIONAL REAL PROPERTY. Upon the acquisition by any Borrower after the Closing Date of any Real Property (OTHER THAN TIF Real Property), promptly provide to the Administrative Agent such deeds of trust in the form of the Deed of Trust (Fee) and/or Deed of Trust (Leasehold), as applicable, covering such Real Property, together with such appraisals, title insurance policies and environmental reports as the Administrative Agent or Requisite Lenders may reasonably request. Upon the acquisition after the Closing Date of any TIF Real Property, St. Charles shall promptly (a) use its best efforts to obtain any necessary approvals of the relevant Governmental Agency and (b) subject to such approvals, provide to the Administrative Agent such deeds of trust in the form of the Deed of Trust (Fee) covering such Real Property, together with such appraisals, title insurance policies and environmental reports as the Administrative Agent or the Requisite Lenders may reasonably request; PROVIDED that (i) the Obligations secured by such a deed of trust on a particular parcel of TIF Property shall not exceed the acquisition cost to St. Charles for such parcel and (ii) St. Charles need not so provide such a deed of trust with respect to any parcel of TIF Real Property if the acquisition cost thereof to St. Charles, when aggregated with the acquisition costs of all other parcels of TIF Real Property previously acquired by St. Charles and not covered by a Deed of Trust theretofore provided to the Administrative Agent, is less than $5,000,000.

               5.12 ADDITIONAL VESSELS. Upon the acquisition by any Borrower after the Closing Date of any vessel documented under the Laws of the United States of America, promptly provide to the Administrative Agent a duly executed preferred ship mortgage in the form of the Preferred Ship Mortgage covering such vessel, and upon the acquisition after the Closing Date of any vessel that is not so documented, promptly provide to the Administrative Agent such other appropriate Collateral Documents with respect thereto as the Administrative Agent may request, together in each case with such related legal opinions, certificates and other documentation as the Administrative Agent or Requisite Lenders may reasonably request.

               5.13 [INTENTIONALLY OMITTED]

               5.14 YEAR 2000 COMPLIANCE. (a) Take such steps as are reasonably necessary to assure that, prior to November 1, 1999, Borrowers and the Restricted Subsidiaries are Year 2000 Compliant and (b) with respect to all vendors of Borrowers and the Restricted Subsidiaries that are material to the business of Borrowers and whose ability to perform their business obligations to Borrowers may be materially affected by their not being Year 2000 Compliant, take such steps as are reasonably necessary to prevent a Material Adverse Effect resulting from such non-compliance of any such vendor. The term AYear 2000 Compliant@ means, for purposes of the foregoing, that all hardware, software, firmware, equipment, goods, and systems used by or on behalf of a Person to perform date-sensitive functions, will properly perform such date-sensitive functions on and after January 1, 2000.

               5.15 DELIVERY OF DOCUMENTATION. Not later than one hundred twenty
(120) days following the Closing Date, Borrowers shall cause to be delivered to the Administrative Agent, the Road Crossing License Consent and Agreement, dated as of November 6, 1998, by the Missouri Department of Natural Resources, as Licensor, and St. Charles Riverfront Station, Inc., as Licensee, for the benefit of Bank of America, N.A., as Administrative Agent, each duly executed by each party thereto other than the Administrative Agent.

                                    Article 6
                          BORROWERS NEGATIVE COVENANTS

               So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrowers shall not, unless the Administrative Agent (with the written approval of the Requisite Lenders or, if required by Section 14.2, of all of the Lenders) otherwise consents:

               6.1 DISPOSITION OF PROPERTY. Make any Disposition of its Property, whether now owned or hereafter acquired EXCEPT: (a) a Disposition to another Borrower, (b) Dispositions of any of the Peripheral Assets to a Person that is not an Affiliate of Parent, (c) a Disposition of assets included in any Permitted Sale/ Leaseback, (d) Disposition of Investments (OTHER THAN Investments in a Subsidiary of any Borrower that is not an Immaterial Subsidiary) and (e) Dispositions of Property with an aggregate book value or fair market value (whichever is greater) in any Fiscal Year not exceeding $6,000,000.

               6.2 MERGERS. Merge or consolidate with or into any Person, EXCEPT (a) a merger or consolidation with another Borrower or (b) a merger or consolidation of a Restricted Subsidiary with and into a Borrower or (c) a merger or consolidation with or into Parent; PROVIDED that Parent concurrently executes a Joinder Agreement.

               6.3 HOSTILE ACQUISITIONS. Directly or indirectly use the proceeds of any Loan in connection with the acquisition of part or all of a voting interest of five percent (5%) or more in any corporation or other business entity if such acquisition is opposed by the board of directors or management of such corporation or business entity.

               6.4 ERISA. (a) At any time, permit any Pension Plan to: (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code), (ii) fail to comply with ERISA or any other applicable Laws, (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

               6.5 CHANGE IN NATURE OF BUSINESS. Make any material change in the nature of the business of Borrowers.

               6.6 LIENS AND NEGATIVE PLEDGES. Create, incur, assume or suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of their respective Properties, or engage in any sale and leaseback transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, EXCEPT:

               (a) Permitted Encumbrances;

               (b) Liens and Negative Pledges under the Loan Documents;

               (c) Liens and Negative Pledges existing on the Closing Date and disclosed in SCHEDULE 4.7 and any renewals/extensions or amendments thereof; PROVIDED that the obligations secured or benefited thereby are not increased;

               (d) Liens securing the Revolver that are pari-passu with the Liens under the Collateral Documents, subject to the Intercreditor Agreement, and Negative Pledges under the Revolving Loan Agreement;

               (e) Liens on Property acquired by Borrowers that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition and Negative Pledges limited to such Property;

               (f) Liens securing Indebtedness permitted by Section 6.7 by reason of Section 9.9(A) on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness or with the proceeds of any Indebtedness directly or indirectly refinanced by such Indebtedness and Negative Pledges limited to such capital assets;

               (g) Liens consisting of, or on assets owned by other Persons which are leased to any Borrower under, an operating lease excluded from the definition of Indebtedness and Negative Pledges limited to such assets;

               (h) Liens consisting of Cash deposits to secure obligations of any Borrower under any operating lease of one or more aircraft PROVIDED that the aggregate amount of such deposits does not exceed $2,500,000; and

               (i) any Permitted Sale/Leaseback.

               6.7 INDEBTEDNESS AND GUARANTY OBLIGATIONS. Create, incur or assume any Indebtedness or Guaranty Obligation EXCEPT (a) Indebtedness under the Revolving Loan Agreement and (b) other Indebtedness and Guaranty Obligations permitted by Section 9.9.

               6.8 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of Borrowers OTHER THAN (a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors of Parent and expressly authorized by a resolution of the board of directors of Parent which is approved by a majority of the directors not having an interest in the transaction, (c) transactions expressly permitted by this Agreement, (d) transactions between Borrowers and any Guarantor and (e) transactions on overall terms at least as favorable to Borrowers as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

               6.9 [INTENTIONALLY OMITTED].

               6.10 [INTENTIONALLY OMITTED].

               6.11 [INTENTIONALLY OMITTED].

               6.12 [INTENTIONALLY OMITTED].

               6.13 [INTENTIONALLY OMITTED].

               6.14 [INTENTIONALLY OMITTED].

               6.15 NEW CAPITAL STOCK. Issue any shares of capital stock to any Person OTHER THAN Parent, EXCEPT for the Kansas City Local Shares.

               6.16 AMENDMENTS AND REFINANCINGS OF REVOLVER. Consent to the amendment of the Revolving Loan Agreement, or refinance the Revolver in whole or in part, in a manner that would have the effect of (a) shortening the maturity date of the Revolver, (b) accelerating the scheduled reductions of the Revolver or (c) amending or adding any mandatory prepayment provision in or to the Revolver. Subject to the limits set forth in the preceding sentence, Borrowers may amend or refinance the Revolver without notice to, or approval of, the Lenders; PROVIDED that Borrowers shall promptly thereafter furnish to the Administrative Agent a copy of the amendment or refinancing documents.

                                    Article 7
                             [INTENTIONALLY OMITTED]

                                    Article 8
                          PARENT AFFIRMATIVE COVENANTS

               So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Parent shall, and shall cause each of the Restricted Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

               8.1 ARTICLE 5 COVENANTS. Comply with the affirmative covenants contained in Sections 5.1 through 5.8, 5.10, 5.13 and 5.14, MUTATIS MUTANDIS.

               8.2 ADDITIONAL BORROWERS. Upon the formation or acquisition by Parent of any New Venture Entity (OTHER THAN an Immaterial Subsidiary or an Unrestricted New Venture Entity), cause such New Venture Entity to execute and deliver the Joinder Agreement and such Collateral Documents, agreements, financing statements and documents as the Administrative Agent or the Requisite Lenders may reasonably request and deliver the capital stock of such New Venture Entity to the Administrative Agent as additional Pledged Collateral (Nevada) under the Pledge Agreement (Nevada), subject to any necessary Gaming Board approval (which Parent agrees to use its best efforts to obtain).

               8.3 ADDITIONAL REAL PROPERTY. Upon the acquisition by Parent or any Restricted Subsidiary after the Closing Date of any Real Property, promptly provide to the Administrative Agent such deeds of trust in the form of the Deed of Trust (Fee) and/or Deed of Trust (Leasehold), as applicable, covering such Real Property, together with such appraisals, title insurance policies and environmental reports as the Administrative Agent or Requisite Lenders may reasonably request.

               8.4 ADDITIONAL VESSELS. Upon the acquisition by Parent or any Restricted Subsidiary after the Closing Date of any vessel documented under the Laws of the United States of America, promptly provide to the Administrative Agent a duly executed preferred ship mortgage in the form of the Preferred Ship Mortgage covering such vessel, and upon the acquisition after the Closing Date of any vessel that is not so documented, promptly provide to the Administrative Agent such other appropriate Collateral Documents with respect thereto as the Administrative Agent may request, together in each case with such related legal opinions, certificates and other documentation as the Administrative Agent or Requisite Lenders may reasonably request.

               8.5 ADDITIONAL CAPITAL STOCK. Upon the acquisition by Parent of any capital stock (or other equity interest, in the case of Person that is not a corporation) in any New Venture Entity, deliver the certificates evidencing such capital stock (or other equity interest) to the Administrative Agent in pledge pursuant to a pledge agreement substantially identical to the Pledge Agreements, subject to any required approval of a Gaming Board (which Parent agrees to use its best efforts to obtain).

               8.6 DESIGNATED SENIOR INDEBTEDNESS. Upon the issuance of any Subordinated Obligations, deliver to the trustee under the related indenture a written statement (in a form reasonably acceptable to the Administrative Agent) designating the Obligations as "Designated Senior Indebtedness" thereunder.

               8.7 PLEDGE AGREEMENT (MISSOURI). Use its best efforts to obtain, and diligently pursue such best efforts until released from this covenant by the Requisite Lenders, the approval of the Missouri Gaming Commission to the execution and delivery by Parent of the Pledge Agreement (Missouri) and the delivery to the Administrative Agent of the Pledged Collateral (Missouri), and promptly following the obtaining of such approval, execute and deliver the Pledge Agreement (Missouri) and deliver the Pledged Collateral (Missouri) to the Administrative Agent, together with such related legal opinions, certificates and other documentation as the Administrative Agent and the Requisite Lenders may reasonably request.

               8.8 PLEDGE AGREEMENT (NEVADA). Use its best efforts to obtain, and diligently pursue such best efforts until released from this covenant by the Requisite Lenders, the approval of the Nevada Gaming Commission to the execution and delivery by Parent of an amendment to the Pledge Agreement (Nevada) to add the Obligations as secured obligations thereunder, and promptly following the obtaining of such approval, execute and deliver such amendment to the Pledge Agreement (Nevada), together with such related legal opinions, certificates and other documentation as the Administrative Agent and the Requisite Lenders may reasonably request.

                                    Article 9
                            PARENT NEGATIVE COVENANTS


               So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Parent shall not, and shall not permit any of the Restricted Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders or, if required by Section 14.2, of all of the Lenders) otherwise consents:

               9.1 RESTRICTED PAYMENTS. Make any Restricted Payment, UNLESS:

                    (a) at the time of and after giving effect to the proposed
               Restricted Payment, no Default or Event of Default shall have occurred and be continuing; and

                    (b) at the time of and after giving effect to the
               proposed Restricted Payment (the value of which, if in a form other than Cash, shall be determined in good faith by the Board of Directors of Parent, whose determination shall be conclusive and evidenced by a board resolution), the aggregate amount of all Restricted Payments declared or made after June 2, 1993, shall not exceed the sum of, without duplication, (i) 50% of the cumulative Consolidated Net Income (or if such cumulative Consolidated Net Income shall be a loss, 100% of such loss) accrued after June 2, 1993, less any negative extraordinary charges not reflected in Consolidated Net Income; (ii) an amount equal to the Net Proceeds received by Parent from the issuance and sale (other than to a Subsidiary) after June 2, 1993 of capital stock (EXCLUDING Exchangeable Stock, Redeemable Stock and capital stock issued in exchange for previously outstanding shares of capital stock if such exchange did not constitute a Restricted Payment); (iii) $15,000,000; and (iv) an amount equal to 50% of any dividends received (to the extent not included in Consolidated Net Income) by Parent, Borrowers or a Restricted Subsidiary that is a Wholly-Owned Subsidiary after the date of this Agreement from an Unrestricted New Venture Entity; PROVIDED, however, that Net Proceeds received from the sale of the stock of Borrowers and the Sibling Guarantors, or any successor or assignee thereof, by Parent shall not be included in clause
               (ii) above.

               For purposes of any calculation pursuant to the preceding sentence which is required to be made within 60 days after the declaration of a dividend by Parent or any Subsidiary, such dividend shall be deemed to be paid at the date of declaration, and the subsequent payment of such dividend during such 60-day period shall not be treated as an additional Restricted Payment.

               Notwithstanding the foregoing, the provisions of this Section 9.1 will not prevent the payment of any dividend within 60 days after the date of its declaration if at the date of declaration such payment would be permitted by this Section.

               Prior to making any Restricted Payment, Parent will deliver to the Administrative Agent an Officers' Certificate (dated the date of such proposed payment) stating (a) that such proposed payment will be in compliance with this Section and (b) no Default or Event of Default under this Section has occurred or will occur as a result of such proposed payment.

               9.2 DISPOSITION OF PROPERTY. Make any Disposition of its Property, whether now owned or hereafter acquired, EXCEPT:

               (a) a Disposition by a Restricted Subsidiary to Parent or to a Borrower;

               (b) a Disposition of any of the Peripheral Assets (and upon any such Disposition, any Sibling Guarantor which is the subject of such Disposition shall be released from the Sibling Guaranty);

               (c) Dispositions of Property with an aggregate book value or fair market value (whichever is greater) in any Fiscal Year not exceeding $5,000,000; and

               (d) Dispositions of Investments (OTHER THAN Investments in a Subsidiary of Parent that is not an Immaterial Subsidiary);

PROVIDED that the applicability of this Section to any gaming license issued by the State of Nevada, or to any Person that holds such a gaming license, is subject to the approval of the Nevada Gaming Commission (if required by applicable Law) or, if not so required, to the receipt by Parent of written confirmation by the Nevada Gaming Commission that it is not so required (and Parent agrees to use its best efforts to promptly obtain such approval or written confirmation).

               9.3 MERGERS. Merge or consolidate with or into any Person, EXCEPT (a) mergers or consolidations permitted by Section 6.2 and (b) mergers and consolidations of a Restricted Subsidiary into another Restricted Subsidiary, into a Borrower or into Parent.

               9.4 HOSTILE ACQUISITIONS. Directly or indirectly use any moneys received from any Borrower that represent the proceeds of any Loan in connection with the acquisition of part or all of a voting interest of five percent (5%) or more in any corporation or other business entity if such acquisition is opposed by the board of directors or management of such corporation or business entity.

               9.5 [INTENTIONALLY OMITTED]

               9.6 ERISA. (a) At any time, permit any Pension Plan to: (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code), (ii) fail to comply with ERISA or any other applicable Laws, (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

               9.7 CHANGE IN NATURE OF BUSINESS. Make any material change in the nature of the business of Parent and its Subsidiaries, taken as a whole.

               9.8 LIENS AND NEGATIVE PLEDGES. Create, incur, assume or suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of their respective Properties, or engage in any sale and leaseback transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, EXCEPT:

               (a) Permitted Encumbrances;

               (b) Liens and Negative Pledges under the Loan Documents;

               (c) Liens and Negative Pledges existing on the Closing Date and disclosed in SCHEDULE 4.7 and any renewals or extensions thereof; PROVIDED that the obligations secured or benefited thereby are not increased;

               (d) Liens securing the Revolver that are pari passu with the Liens under the Collateral Documents, subject to the Intercreditor Agreement, and Negative Pledges under the Revolving Loan Agreement;

               (e) Liens on Property acquired by Parent or any of the Restricted Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition and Negative Pledges limited to such Property;

               (f) Liens securing Indebtedness permitted by Section 9.9(A) on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness or with the proceeds of any Indebtedness directly or indirectly refinanced by such Indebtedness and Negative Pledges limited to such capital assets;

               (g) Liens consisting of, or on assets owned by other Persons which are leased to Parent under, an operating lease excluded from the definition of Indebtedness and Negative Pledges limited to such assets;

               (h) Liens consisting of Cash deposits to secure obligations of Parent or any Restricted Subsidiary under an operating lease of one or more aircraft PROVIDED that the aggregate amount of such deposits does not exceed $2,500,000;

PROVIDED that the applicability of this Section to any gaming license issued by the State of Nevada, or to any Person that holds such a gaming license, is subject to the approval of the Nevada Gaming Commission (if required by applicable Law) or, if not so required, to the receipt by Parent of written confirmation by the Nevada Gaming Commission that it is not so required (and Parent agrees to use its best efforts to promptly obtain such approval or written confirmation).

               9.9 INDEBTEDNESS AND GUARANTY OBLIGATIONS. Create, incur, assume guarantee or suffer to exist any Indebtedness or Guaranty Obligation, or permit Borrowers or any Restricted Subsidiary to do so, EXCEPT:

               (a) Indebtedness which is non-recourse to Parent, Borrowers or any Restricted Subsidiary the proceeds of which will be used to finance the acquisition or lease by Parent, Borrowers or a Restricted Subsidiary of furniture, fixtures or equipment used in the operation of its business and secured by a Lien on such assets;

               (b) Indebtedness and Guaranty Obligations under the Loan
          Documents;

               (c) Indebtedness and Guaranty Obligations under the Revolving Loan Agreement and related loan documents or expressly permitted thereby;

               (d) the Existing Subordinated Debt;

               (e) PROVIDED no Event of Default shall have occurred and be continuing, other Indebtedness of Parent, Borrowers and Restricted Subsidiaries in an amount not to exceed $15,000,000 in aggregate principal amount;

               (f) additional Indebtedness of Parent, Borrowers and Restricted Subsidiaries, if at the time of the incurrence of such Indebtedness, the pro forma Consolidated Coverage Ratio, calculated cumulatively for the four most recent consecutive Fiscal Quarters and ending prior to the date of incurrence (the "Reference Period"), is not less than 2.00 to 1.00, after giving effect to (i) the incurrence of such Indebtedness as if such Indebtedness was incurred at the beginning of the Reference Period and (if applicable) the application of the net proceeds thereof to refinance other Indebtedness as if the application of such proceeds occurred at the beginning of the Reference Period and
          (ii) the acquisition or disposition of any company or business acquired or disposed of by Parent, Borrowers or any Restricted Subsidiary since the first day of the Reference Period, INCLUDING any acquisition or disposition which will be consummated contemporaneously with the incurrence of such Indebtedness, as if such acquisition or disposition occurred at the beginning of the Reference Period;

               (g) Permitted Refinancing Indebtedness;

               (h) Indebtedness incurred under the Revolving Loan Agreement not to exceed the greater of (i) $200,000,000 or (ii) 1.5 times Operating Cash Flow calculated cumulatively for the four most recent consecutive Fiscal Quarters of Parent immediately preceding the date on which such Indebtedness is incurred, PROVIDED that the exception in this clause
          (h) shall not be applicable to any Indebtedness incurred in refinancing the Revolving Loan Agreement if the managing agent for the lenders of such refinancing Indebtedness is a Person OTHER THAN a banking institution with over $500,000,000 in assets and subject to supervision and examination by federal or state banking authorities;

               (i) Swap Agreements covering solely Indebtedness of Parent, Borrowers or any Restricted Subsidiary which is otherwise permitted to be incurred pursuant to this Section;

               (j) Indebtedness to Parent or a Restricted Subsidiary that is a Wholly-Owned Subsidiary; and

               (k) to the extent that such incurrence does not result in the incurrence by Parent, Borrowers or any Restricted Subsidiary of any obligation for the payment of borrowed money of others, Indebtedness incurred solely as a result of the execution by Parent, Borrowers or Restricted Subsidiaries of a Completion Guarantee and Keep-Well Agreement; PROVIDED, however, that the foregoing exception shall not be applicable to Indebtedness incurred in connection with the performance by Parent, Borrowers or Restricted Subsidiaries of a Completion Guarantee and Keep-Well Agreement.

               9.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of Parent OTHER THAN (a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors of Parent and expressly authorized by a resolution of the board of directors of Parent which is approved by a majority of the directors not having an interest in the transaction, (c) transactions between or among any of Parent, Borrowers and the Restricted Subsidiaries, and (d) transactions on overall terms at least as favorable to Parent or the Restricted Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

               9.11 [INTENTIONALLY OMITTED]

               9.12 [INTENTIONALLY OMITTED]

               9.13 [INTENTIONALLY OMITTED]

               9.14 [INTENTIONALLY OMITTED]

               9.15 [INTENTIONALLY OMITTED]

               9.16 AMENDMENTS TO OTHER FINANCIAL INSTRUMENTS. Amend or modify any term or provision of any indenture, agreement or instrument evidencing or governing any Subordinated Obligation or Permitted Preferred Stock in any respect that will or may adversely affect the interests of the Lenders.

                                   Article 10
                     INFORMATION AND REPORTING REQUIREMENTS


               10.1 FINANCIAL AND BUSINESS INFORMATION. So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrowers shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents, at Borrowers' sole expense, deliver to the Administrative Agent for distribution by it to the Lenders, a sufficient number of copies for all of the Lenders of the following:

               (a) As soon as practicable, and in any event within 30 days after the end of each calendar month, a consolidated and consolidating (in accordance with past consolidating practices of Parent) summary statement of operations of Parent and its Subsidiaries for such calendar month, in a form reasonably acceptable to the Administrative Agent, together with a written report as to current operating data and a narrative statement discussing any significant trends reflected therein;

               (b) As soon as practicable, and in any event within 60 days after the end of each Fiscal Quarter (OTHER THAN the fourth Fiscal Quarter in any Fiscal Year), (i) the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statement of operations for such Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter and (ii) the consolidating (in accordance with past consolidating practices of Parent) balance sheets and statements of operations as at and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by a Senior Officer of Parent as fairly presenting the financial condition, results of operations and cash flows of Parent and its Subsidiaries in accordance with Generally Accepted Accounting Principles (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

               (c) [Intentionally Omitted]

               (d) As soon as practicable, and in any event within 120 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, stockholders' equity and cash flows, in each case of Parent and its Subsidiaries for such Fiscal Year and (ii) consolidating (in accordance with past consolidating practices of Parent) balance sheets and statements of operations, in each case as at the end of and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of independent public accountants of recognized standing selected by Parent and reasonably satisfactory to the Requisite Lenders, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be adverse to the interests of the Lenders. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Parent's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections
          9.1 and 9.9, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Parent in the manner prescribed by this Agreement;

               (e) As soon as practicable, and in any event within 45 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next four succeeding Fiscal Years, INCLUDING for the first such Fiscal Year, projected consolidated and consolidating balance sheets, statements of operations and statements of cash flow and, for the second and third such Fiscal Years, projected consolidated and consolidating condensed balance sheets and statements of operations and cash flows, of Parent and its Subsidiaries, all in reasonable detail;

               (f) Promptly after request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Parent by independent accountants in connection with the accounts or books of Parent or any of its Subsidiaries, or any audit of any of them;

               (g) [Intentionally Omitted]

               (h) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent, and copies of all annual, regular, periodic and special reports and registration statements which Parent may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Lenders pursuant to other provisions of this Section 10.1;

               (i) Promptly after the same are available, copies of the Nevada "Regulation 6.090 Report" and "6-A Report", and copies of any written communication to Parent or Borrowers from any Gaming Board advising it of a violation of or non-compliance with any Gaming Law by Parent, any Borrower or any Sibling Guarantor;

               (j) Promptly after request by the Administrative Agent or any Lender, copies of any other report or other document that was filed by Borrowers with any Governmental Agency;

               (k) Promptly upon a Senior Officer of any Borrower becoming aware, and in any event within ten (10) Banking Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five (5) Banking Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrowers is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

               (l) As soon as practicable, and in any event within two (2) Banking Days after a Senior Officer of any Borrower becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two (2) Banking Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrowers are taking or propose to take with respect thereto;

               (m) Promptly upon a Senior Officer of any Borrower becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against any Borrower that is $10,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor under a credit agreement involving Indebtedness of $10,000,000 or more or any lessor under a lease involving aggregate rent of $10,000,000 or more has asserted a default thereunder on the part of any Borrower, (iii) any Person has commenced a legal proceeding with respect to a claim against any Borrower under a contract that is not a credit agreement or material lease in excess of $10,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, (iv) any labor union has notified any Borrower of its intent to strike such Borrower on a date certain and such strike would involve more than 100 employees of such Borrower or
          (v) any Gaming Board has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $1,000,000 or more with respect to any Borrower, a written notice describing the pertinent facts relating thereto and what action such Borrower is taking or proposes to take with respect thereto; and

               (n) Such other data and information as from time to time may be reasonably requested by the Administrative Agent, any Lender (through the Administrative Agent) or the Requisite Lenders.

               10.2 COMPLIANCE CERTIFICATES. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains outstanding, Borrowers shall, at Borrowers' sole expense, deliver to the Administrative Agent for distribution by it to the Lenders concurrently with the financial statements required pursuant to Sections 10.1(B) and 10.1(D), Compliance Certificates signed by a Senior Officer of Borrowers.

                                   Article 11
                                   CONDITIONS


               11.1 INITIAL ADVANCE. The obligation of each Lender to make the initial Advance to be made by it is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):

               (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each Party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                    (1) at least one (1) executed counterpart of this Agreement, together with arrangements satisfactory to the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Lenders and Borrowers;

                    (2) a Note executed by Borrowers in favor of each Lender, in a principal amount equal to that Lender's Pro Rata Share of the Commitment;

                    (3) the Omnibus Documents Amendment executed by Borrowers,
               Parent and the Sibling Guarantors;

                    (4) such financing statements on Form UCC-1 executed by
               Borrowers with respect to the Security Agreement as the Administrative Agent may request;

                    (5) a Deed of Trust Amendment with respect to the Palace
               Deed of Trust executed by Palace;

                    (6) a Deed of Trust Amendment with respect to the Boulder
               Deed of Trust executed by Boulder;

                    (7) a Deed of Trust Amendment with respect to the Texas
               Deed of Trust executed by Texas;

                    (8) a Deed of Trust Amendment with respect to the St.
               Charles Deed of Trust executed by St. Charles;

                    (9) a Deed of Trust Amendment with respect to each of the
               Kansas City Deeds of Trust executed by Kansas City;

                    (10) a Deed of Trust Amendment with respect to the

               Sunset Deed of Trust executed by Sunset;

                    (11) the Intercreditor Agreement executed by the Collateral
               Agent and the Revolver Agent;

                    (12) a written acknowledgment from First Security Trust
               Company of Nevada to the effect that the Sunset Intercreditor Agreement remains effective and applicable;

                    (13) assurances from the Title Company that it is prepared to issue such endorsements with respect to the title insurance policies issued in connection with the Existing Loan Agreement as the Administrative Agent may reasonably require, and with such assurances as the Administrative Agent may reasonably require from title re-insurers acceptable to the Administrative Agent;

                    (14) with respect to each Borrower and each of the
               Guarantors, such documentation as the Administrative Agent may require to establish the due organization, valid existence and good standing of such Borrower and each such Guarantor, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, INCLUDING certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

                    (15) the Opinions of Counsel, together with copies of all
               factual certificates and legal opinions delivered to such counsel in connection with such opinion upon which such counsel has relied;

                    (16) a certificate of insurance issued by Borrowers'
               insurance carrier or agent with respect to the insurance required to be maintained pursuant to the Deeds of Trust, together with lenders' loss payable endorsements thereof on Form 438BFU or other form acceptable to the Administrative Agent;

                    (17) written confirmations from the landlords of all
               leaseholds covered by the Deeds of Trust confirming that the respective Landlord Consent previously delivered in connection with the Existing Loan Agreement remains effective;

                    (18) such assurances as the Administrative Agent deems
               appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan Documents to the extent that such approval is required by applicable Gaming Laws;

                    (19) a Certificate of a Senior Officer of Parent certifying that incurrence by Borrowers of the Obligations will not violate the Indentures governing any Subordinated Obligation;

                    (20) a Certificate of a Senior Officer of each of the
               Borrowers certifying that the conditions specified in Sections 11.1(G) and 11.1(H) have been satisfied; and

                    (21) such other assurances, certificates, documents,
               consents or opinions as the Administrative Agent or the Requisite Lenders reasonably may require.

               (b) The arrangement fee payable pursuant to Section 3.2 shall have been paid.

               (c) Any agency fees payable on the Closing Date pursuant to
          Section 3.5 shall have been paid.

               (d) The Revolving Loan Agreement shall concurrently close.

               (e) The Term Loan (as such term is defined in the Existing Loan Agreement) shall be concurrently repaid (with interest) in full.

               (f) The reasonable costs and expenses of the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 14.3, and invoiced to Borrowers prior to the Closing Date, shall have been paid.

               (g) Parent shall have delivered to the trustees under the Indentures governing all Subordinated Obligations a written statement designating the Obligations as "Designated Senior Indebtedness" under such Indentures.

               (h) The representations and warranties of Borrowers contained in
          ARTICLE 4 shall be true and correct.

               (i) Borrowers and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Advance no Default or Event of Default shall have occurred and be continuing.

               (j) All legal matters relating to the Loan Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton LLP, special counsel to the Administrative Agent.

               (k) The Closing Date shall have occurred on or before October 31, 1999.

               11.2 [INTENTIONALLY OMITTED]

               11.3 [INTENTIONALLY OMITTED]

                                   Article 12
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT


               12.1 EVENTS OF DEFAULT. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

               (a) Borrowers fail to pay any principal on any of the Notes, or any portion thereof, on the date when due; or

               (b) Borrowers fail to pay any interest on any of the Notes, or any fees under Sections 3.4 or 3.5, or any portion thereof, within two
          (2) Banking Days after the date when due; or fail to pay any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof, within five (5) Banking Days after demand therefor; or

               (c) Borrowers fail to comply with any of the covenants contained in ARTICLE 6 or Parent fails to comply with any of the covenants contained in ARTICLE 9; or

               (d) Borrowers fail to comply with Section 10.1(l) in any respect that is materially adverse to the interests of the Lenders; or

               (e) Borrowers or any other Party fails to perform or observe any other covenant or agreement (not specified in clause (A), (B), (C) or (D) above) contained in any Loan Document on its part to be performed or observed within twenty (20) Banking Days after the giving of notice by the Administrative Agent on behalf of the Requisite Lenders of such Default; or

               (f) Any representation or warranty of Borrowers or any of the Guarantors made in any Loan Document, or in any certificate or other writing delivered by Borrowers or such Guarantor pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Lenders; or

               (g) Borrowers or any of the Guarantors (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness of $10,000,000 or more (EXCEPT under the Revolving Loan Agreement), or any guaranty of present or future Indebtedness of $10,000,000 or more (EXCEPT under the Revolving Loan Agreement), on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $10,000,000 or more (EXCEPT under the Revolving Loan Agreement), or of any guaranty of present or future Indebtedness of $10,000,000 or more (EXCEPT under the Revolving Loan Agreement), if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Borrowers or any of the Guarantors to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness (PROVIDED, that for the purpose of this clause (g), the principal amount of Indebtedness consisting of a swap agreement shall be the amount which is then payable by the counterparty to close out the swap agreement); or

               (h) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation; or the trustee for, or any holder of, a Subordinated Obligation breaches any subordination provision applicable to such Subordinated Obligation; or

               (i) Any Loan Document (OTHER THAN a Secured Swap Agreement), at any time after its execution and delivery and for any reason, OTHER THAN the agreement or action (or omission to act) of the Administrative Agent or the Lenders or satisfaction in full of all the payment Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which is materially adverse to the interests of the Lenders; or any Collateral Document ceases (OTHER THAN by action or inaction of the Administrative Agent or any Lender) to create a valid and effective Lien in any material Collateral covered thereby; or any Party thereto denies in writing that it has any or further liability or obligation under any (other than a Secured Swap Agreement) Loan Document, or purports to revoke, terminate or rescind same; or

               (j) A final judgment against any of (i) Borrowers, (ii) Parent or (iii) any Sibling Guarantor that then has total assets of $10,000,000 or more is entered for the payment of money in excess of $5,000,000 (not covered by insurance or for which an insurer has reserved its rights) and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or

               (k) Any of (i) Borrowers, (ii) Parent or (iii) any Sibling Guarantor that then has total assets of $10,000,000 or more institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty (60) calendar days; or

               (l) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) applicable to any Borrower or other Party (EXCLUDING an Event of Default applicable to a counterparty other than any Borrower under a Secured Swap Agreement) under any other Loan Document; or

               (m) A final judgment is entered by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

               (n) Any Pension Plan maintained by Parent or any of its Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA in excess of an amount equal to 5% of the consolidated total assets of Parent and its Subsidiaries as of the most-recently ended Fiscal Quarter; or

               (o) The occurrence of a License Revocation that continues for three (3) consecutive calendar days; or

               (p) The occurrence of an Event of Default (as such term is defined in the Revolving Loan Agreement) under the Revolving Loan Agreement and the expiration of thirty (30) days thereafter without the cure thereof by Borrowers or waiver thereof by the Revolver Lenders.

               12.2 REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

               (a) Upon the occurrence, and during the continuance, of any Event of Default OTHER THAN an Event of Default described in Section 12.1(K) with respect to any Borrower:

                    (1) the Commitment to make Advances and all other
               obligations of the Administrative Agent or the Lenders and all rights of Borrowers and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrowers, which are expressly waived by Borrowers, EXCEPT that all of the Lenders or the Requisite Lenders (as the case may be, in accordance with Section 14.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate the Commitment and such other obligations and rights and make further Advances, which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders; and

                    (2) the Requisite Lenders may request the Administrative
               Agent to, and the Administrative Agent thereupon shall, terminate the Commitment and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrowers.

               (b) Upon the occurrence of any Event of Default described in
          Section 12.1(K) with respect to any Borrower:

                    (1) the Commitment to make Advances and all other
               obligations of the Administrative Agent or the Lenders and all rights of Borrowers and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrowers, which are expressly waived by Borrowers, EXCEPT that all of the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitment and such other obligations and rights and make further Advances, which determination shall apply equally to, and shall be binding upon, all the Lenders; and

                    (2) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrowers.

               (c) Upon the occurrence of any Event of Default, the Lenders and the Administrative Agent, or any of them, without notice to (EXCEPT as expressly provided for in any Loan Document) or demand upon Borrowers, which are expressly waived by Borrowers (EXCEPT as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrowers and any other Party and such other rights and remedies as are provided by Law or equity.

               (d) The order and manner in which the Lenders' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received by the Administrative Agent and the Lenders, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by the Administrative Agent or by any Lender) of the Administrative Agent and of the Lenders, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate payment Obligations owed to each Lender under the Loan Documents bear to the aggregate payment Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrowers' payment Obligations hereunder and under the Notes, payments of the proceeds from the exercise of the Lenders' rights and remedies shall be applied FIRST, to the costs and expenses of the Administrative Agent and the Lenders, as set forth above, SECOND, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due the Lenders under each of the Loan Documents), and THIRD, to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Lenders under the Loan Documents. No application of payments of the proceeds from the exercise of the Lenders' rights and remedies will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity for the collection or recovery of all unpaid payment Obligations.

                                   Article 13
                            THE ADMINISTRATIVE AGENT


               13.1 APPOINTMENT AND AUTHORIZATION. Subject to Section 13.8, each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as trustee for any Lender or as representative of any Lender for any other purpose and, EXCEPT as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

               13.2 ADMINISTRATIVE AGENT AND AFFILIATES. Bank of America National Trust and Savings Association (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" includes Bank of America, N.A. in its individual capacity. Bank of America, N.A. (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrowers, any Subsidiary thereof, or any Affiliate of Borrowers or any Subsidiary thereof, as if it were not the Administrative Agent and without any duty to account therefor to the Lenders. Bank of America, N.A. (and each successor Administrative Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder. The Administrative Agent shall not be deemed to hold a fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

               13.3 PROPORTIONATE INTEREST IN ANY COLLATERAL. The
Administrative Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's and the Lenders' rights to reimbursement for their costs and expenses hereunder (INCLUDING reasonable attorneys' fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Administrative Agent or a Lender) and subject to the application of payments in accordance with Section 12.2(D), each Lender shall have an interest in the Lenders' interest in the Collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders, EXCEPT that Obligations owed to any Lender (or Affiliate of a Lender) under a Secured Swap Agreement shall be secured on a PARI PASSU basis with all other Obligations up to an amount equal to the Administrative Agent's then customary credit risk factor for Swap Agreements times the notional amount of Indebtedness covered by such Secured Swap Agreement and shall be secured on a subordinate basis as to amounts in excess of such amount.

               13.4 LENDERS' CREDIT DECISIONS. Each Lender agrees that it has, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, and instead in reliance upon information supplied to it by or on behalf of Borrowers and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

               13.5 ACTION BY ADMINISTRATIVE AGENT.

                    (a) Absent actual knowledge of the Administrative Agent of the existence of a Default, the Administrative Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent (or the Lender that is then the Administrative Agent) has received notice from Borrowers stating the nature of the Default or has received notice from a Lender stating the nature of the Default and that such Lender considers the Default to have occurred and to be continuing.

                    (b) The Administrative Agent has only those obligations
               under the Loan Documents as are expressly set forth therein.

                    (c) EXCEPT for any obligation expressly set forth in the
               Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, EXCEPT that the Administrative Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent and all the Lenders, PROVIDED that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent.

                    (d) If the Administrative Agent has received a notice
               specified in clause (a), the Administrative Agent shall immediately give notice thereof to the Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 14.2), PROVIDED that the Administrative

               Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and EXCEPT that if the Requisite Lenders (or all the Lenders, if required under Section 14.2) fail, for five (5) Banking Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.

                    (e) The Administrative Agent shall have no liability to any
               Lender for acting, or not acting, as instructed by the Requisite Lenders (or all the Lenders, if required under Section 14.2), notwithstanding any other provision hereof.

               13.6 LIABILITY OF ADMINISTRATIVE AGENT. Neither the Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, EXCEPT for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

                    (a) May treat the payee of any Note as the holder thereof
               until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender.


                    (b) May consult with legal counsel (INCLUDING in-house legal counsel), accountants (INCLUDING in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrowers and/or their Subsidiaries or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

                    (c) Shall not be responsible to any Lender for any
               statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

                    (d) EXCEPT to the extent expressly set forth in the Loan
               Documents, shall have no duty to ask or inquire as to the performance or observance by Parent or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any Collateral or the Property, books or records of Parent or its Subsidiaries.

                    (e) Will not be responsible to any Lender for the due
               execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any Collateral.

                    (f) Will not incur any liability to any Lender by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed in good faith by it to be genuine and signed or sent by the proper party or parties.

                    (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by the Borrowers or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Lender under any Loan Document, INCLUDING, without limitation, principal, interest, commitment fees, Advances and other amounts; PROVIDED that, promptly upon discovery of such an error in computation, the Administrative Agent, the Lenders and (to the extent applicable) Borrowers and/or their Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

               13.7 INDEMNIFICATION. Each Lender shall, ratably in accordance with its Pro Rata Share of the Commitment (if the Commitment is then in effect) or in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes (if the Commitment has then been terminated), indemnify and hold the Administrative Agent, the Co-Agents and their respective directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (INCLUDING reasonable attorneys' fees and disbursements and allocated costs of attorneys employed by the Administrative Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrowers to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent thereunder, EXCEPT such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent upon demand for that Lender's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (INCLUDING a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrowers or any other Party is required by
Section 14.3 to pay that cost or expense but fails to do so upon demand. Nothing in this Section 13.7 shall entitle the Administrative Agent or any indemnitee referred to above to recover any amount from the Lenders if and to the extent that such amount has theretofore been recovered from Borrowers or any of their Subsidiaries. To the extent that the Administrative Agent or any indemnitee referred to above is later reimbursed such amount by Borrowers or any of its Subsidiaries, it shall return the amounts paid to it by the Lenders in respect of such amount.

               13.8 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon reasonable notice to the Lenders and Borrowers effective upon acceptance of appointment by a successor Administrative Agent. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be approved by Borrowers (and such approval shall not be unreasonably withheld or delayed). If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor Administrative Agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE 13, and Sections 14.3,
14.11 and 14.22, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Notwithstanding the foregoing, if (a) the Administrative Agent has not been paid its agency fees under Section 3.6 or has not been reimbursed for any expense reimbursable to it under Section 14.3, in either case for a period of at least one (1) year and (b) no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided for above.

               13.9 FORECLOSURE ON COLLATERAL. In the event of foreclosure or enforcement of the Lien created by any of the Collateral Documents, title to the Collateral covered thereby shall be taken and held by the Administrative Agent (or an Affiliate or designee thereof) pro rata for the benefit of the Lenders in accordance with the Obligations outstanding to each of them and shall be administered in accordance with the standard form of collateral holding participation agreement used by the Administrative Agent in comparable syndicated credit facilities.

               13.10 NO OBLIGATIONS OF BORROWERS. Nothing contained in this
Article 13 shall be deemed to impose upon Borrowers any obligation in


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

respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and Borrowers shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrowers to the Administrative Agent for the account of the Lenders, Borrowers' obligations to the Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

               13.11 AUTHORITY REGARDING CERTAIN DOCUMENTS. The Lenders hereby expressly authorize the Administrative Agent to execute, deliver and perform under, on behalf of the Lenders, (a) the Intercreditor Agreement, (b) the "Corporate Securities Financial Compliance Affidavit" required by the Missouri Gaming Commission and (c) any other affidavit, report, native or document required by any Gaming Board.

                                   Article 14
                                  MISCELLANEOUS


               14.1 CUMULATIVE REMEDIES; NO WAIVER. The rights, powers, privileges and remedies of the Administrative Agent and the Lenders provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of ARTICLE 11 hereof are inserted for the sole benefit of the Administrative Agent and the Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan without prejudicing the Administrative Agent's or the Lenders' rights to assert them in whole or in part in respect of any other Loan.

               14.2 AMENDMENTS; CONSENTS. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by the Borrowers or any other Party therefrom, may in any event be effective unless in writing signed by the Requisite Lenders (and, in the case of any amendment, modification or supplement of or to any Loan Document to which any of the Borrowers or any of the Guarantors is a Party, signed by each such Party, and, in the case of any amendment, modification or supplement to ARTICLE 13, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

                    (a) To amend or modify the principal of, or the amount of
               principal, principal prepayments or the rate of interest payable on, any Note, or the amount of the Commitment or the Pro Rata Share of any Lender or the amount of any commitment fee payable to any Lender, or any other fee or amount payable to any Lender under the Loan Documents or to waive an Event of Default consisting of the failure of Borrowers to pay when due principal, interest or any commitment fee;

                    (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any commitment fee, or to extend the term of the Commitment.

                    (c) To release the Parent Guaranty, the Sibling Guaranty, or any material portion of the Collateral EXCEPT as expressly provided for in any Loan Document (PROVIDED that the Administrative Agent is authorized to release the Lien created by the Collateral Documents on (i) assets secured by Indebtedness permitted by Section 9.9(A), (ii) assets which are the subject of a Disposition permitted by Section 6.1, (iii) assets the sale, transfer or other disposition of which is not a Disposition, and (iv) assets that are transferred to an Unrestricted New Venture Entity as a contribution to its capital, and shall do so upon request of Borrowers subject to such reasonable and customary requirements as the Administrative Agent may specify);

                    (d) To amend the provisions of the definition of
               "AMORTIZATION AMOUNT," "AMORTIZATION DATE," "REQUISITE LENDERS," or "MATURITY DATE"; or

                    (e) To amend or waive ARTICLES 11 or 12, this Section 14.2, or Sections 6.3 or 9.4; or

                    (f) To amend any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 14.2 shall apply equally to, and shall be binding upon, all the Lenders and the Administrative Agent.

               14.3 COSTS, EXPENSES AND TAXES. Borrowers shall pay within five
(5) Banking Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents and any amendment thereto or waiver thereof. Borrowers shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and the Lenders in connection with the refinancing, restructuring, reorganization (INCLUDING a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (INCLUDING reasonably allocated costs of legal counsel employed by the Administrative Agent or any Lender), independent public accountants and other outside experts retained by the Administrative Agent or any Lender, whether or not such costs and expenses are incurred or suffered by the Administrative Agent or any Lender in connection with or during the course of any bankruptcy or insolvency proceedings of any of Borrowers or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document requested by Borrowers, the administrative costs of the Administrative Agent reasonably attributable thereto. Borrowers shall pay any and all documentary and other taxes, EXCLUDING
(i) taxes imposed on or measured in whole or in part by its overall net income imposed on it by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" or (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrowers with the appropriate form or forms required by

Section 14.21, to the extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify on the terms set forth in 14.11 the Administrative Agent and the Lenders from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative Agent or any Lender under this Section 14.3 shall bear interest from the second Banking Day following the date of demand for payment at the Default Rate.

               14.4 NATURE OF LENDERS' OBLIGATIONS. The obligations of the Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with the Borrowers or any Affiliate of any of Borrowers. Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only is conditioned upon the performance by all other Lenders of their obligations to make initial Advances. A default by any Lender will not increase the Pro Rata Share of the Commitment attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce the other Lenders to assume the obligations of a Lender in default or to obtain another Lender, reasonably satisfactory to Borrowers, to replace such a Lender in default.

               14.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Agent and each Lender, notwithstanding any investigation made by the Administrative Agent or any Lender or on their behalf.

               14.6 NOTICES. EXCEPT as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. EXCEPT as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the fourth Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

               14.7 EXECUTION OF LOAN DOCUMENTS. Unless the Administrative
Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

               14.8 BINDING EFFECT; ASSIGNMENT.

               (a) This Agreement and the other Loan Documents to which Borrowers are a Party will be binding upon and inure to the benefit of Borrowers, the Administrative Agent, each of the Lenders, and their respective successors and assigns, EXCEPT that Borrowers may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Any attempted assignment by any Borrower in contravention of this Section 14.8(a) shall be null and void. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Lender). Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge. Any Lender that is a fund that invests in bank loans may, without the consent of the Administrative Agent or the Borrowers, pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to any holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, or to any trustee for, or any other representative of, such holders; PROVIDED that any foreclosure or similar action by such trustee shall be subject to the provisions of this Section concerning assignments.

               (b) From time to time following the Closing Date, each

          Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of the Commitment; PROVIDED that (i) such Eligible Assignee, if not then a Lender or an Affiliate or Related Fund of a Lender, shall be approved by each of the Administrative Agent and (if no Event of Default then exists) Borrowers (neither of which approvals shall be unreasonably withheld or delayed), (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided, (iii) EXCEPT in the case of an assignment to an Affiliate or Related Fund of the assigning Lender, to another Lender or of the entire remaining Commitment of the assigning Lender, the assignment shall not assign a Pro Rata Share of the Commitment that is equivalent to less than $5,000,000, and (iv) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Banking Days after the date the Administrative Agent has received the Commitment Assignment and Acceptance. Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share of the Commitment therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrowers agree that they shall execute and deliver (against delivery by the assigning Lender to Borrowers of its Note) to such assignee Lender, a Note evidencing that assignee Lender's Pro Rata Share of the Commitment, and to the assigning Lender, a Note evidencing the remaining balance Pro Rata Share retained by the assigning Lender.

               (c) By executing and delivering a Commitment Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Commitment being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 10.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance; (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative

          Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) The Administrative Agent shall maintain at the Administrative Agent's Office a copy of each Commitment Assignment and Acceptance delivered to it and a register (the "Register") of the names and address of each of the Lenders and the Pro Rata Share of the Commitment held by each Lender, giving effect to each Commitment Assignment and Acceptance. The Register shall be available during normal business hours for inspection by Borrowers or any Lender upon reasonable prior notice to the Administrative Agent. After receipt of a completed Commitment Assignment and Acceptance executed by any Lender and an Eligible Assignee, and receipt of an assignment fee of $2,500 from such Lender or Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrowers and the Lenders a revised SCHEDULE 1.1A giving effect thereto. Borrowers, the Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Pro Rata Share of the Commitment listed therein for all purposes hereof, and no assignment or transfer of any such Pro Rata Share of the Commitment shall be effective, in each case unless and until a Commitment Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share of the Commitment shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share of the Commitment.

               (e) Each Lender may from time to time grant participations to one or more Lenders or other financial institutions (INCLUDING another Lender) in a portion of its Pro Rata Share of the Commitment; PROVIDED, HOWEVER, that (i) such Lender notifies the Administrative Agent and Borrowers in writing at least five (5) Banking Days in advance of granting such a participation, which notice shall identify the proposed participant, (ii) the proposed participant (if not then a Lender or an Affiliate of the granting Lender) shall be approved by each of the Administrative Agent and (if no Event of Default then exists) Borrowers (neither of which approvals shall be unreasonably withheld or delayed), (iii) such Lender's obligations under this Agreement shall remain unchanged, (iv) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (v) the participating Lenders or other financial institutions shall not be a Lender hereunder for any purpose EXCEPT, if the participation agreement so provides, for the purposes of Sections 3.7, 3.8, 14.11 and 14.22 but only to the extent that the cost of such benefits to Borrowers does not exceed the cost which Borrowers would have incurred in respect of such Lender absent the participation, (vi) Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (vii) the participation interest shall be expressed as a percentage of the granting Lender's Pro Rata Share of the Commitment as it then exists and shall not restrict an increase in the Commitment, or in the granting Lender's Pro Rata Share of the Commitment, so long as the amount of the participation interest is not affected thereby and (viii) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents OTHER THAN those which (A) extend any Amortization Date, the Maturity Date or any other date upon which any payment of money is due to the Lenders, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Lenders, (C) reduce the amount of any installment of principal due under the Notes, or (D) release the Parent Guaranty, the Sibling Guaranty or any material portion of the Collateral (except as otherwise expressly provided for in any Loan Document).

               (f) Notwithstanding anything in this Section 14.8 to the contrary, the rights of the Lenders to make assignments of, and grant participations in, their Pro Rata Shares of the Commitment shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws, and to compliance with applicable securities laws.

               14.9 RIGHT OF SETOFF. If an Event of Default has occurred and is continuing, the Administrative Agent or any Lender (but in each case only with the consent of the Requisite Lenders) may (a) exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and (b) to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrowers and/or any Property of Borrowers in its possession against the Obligations.

               14.10 SHARING OF SETOFFS. Each Lender severally agrees that if it, through the exercise of any right of setoff, Lender's lien or counterclaim against Borrowers, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable
Laws: (a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from each of the other Lenders a participation in the Obligations held by the other Lenders and shall pay to the other Lenders a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, Banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and
(b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; PROVIDED that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrowers or any Person claiming through or succeeding to the rights of Borrowers, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section 14.10 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

               14.11 INDEMNITY BY BORROWERS. Borrowers agree to indemnify, save and hold harmless the Administrative Agent, the Co-Agents and each Lender and their respective directors, officers, agents, attorneys and employees (collectively the "INDEMNITEES") from and against: (a) any and all claims, demands, actions or causes of action (EXCEPT a claim, demand, action, or cause of action for any amount excluded from the definition of "Taxes" in Section 3.12(D)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrowers, their Affiliates or any of their officers, directors or stockholders relating to the Commitment, the use or contemplated use of proceeds of any Loan, or the relationship of Borrowers and the Lenders under this Agreement; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, costs or expenses (INCLUDING reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; PROVIDED that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrowers, but the failure to so promptly notify Borrowers shall not affect Borrowers' obligations under this Section unless such failure materially prejudices Borrowers' right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrowers in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrowers to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrowers may be liable for payment of indemnity hereunder shall give Borrowers written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrowers' prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this Section 14.11 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to Borrowers; PROVIDED, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each affected Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrowers, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and FURTHER PROVIDED that the Administrative Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or a combination of the foregoing). Any obligation or liability of Borrowers to any Indemnitee under this Section 14.11 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.

               14.12 NONLIABILITY OF THE LENDERS. Borrowers acknowledge and agree that:

               (a) Any inspections of any Property of Borrowers made by or through the Administrative Agent or the Lenders are for purposes of administration of the Loan only and Borrowers are not entitled to rely upon the same (whether or not such inspections are at the expense of Borrowers);

               (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent or the Lenders pursuant to the Loan Documents, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Lenders;

               (c) The relationship between Borrowers and the

          Administrative Agent and the Lenders is, and shall at all times remain, solely that of borrowers and lenders; neither the Administrative Agent nor the Lenders shall under any circumstance be construed to be partners or joint venturers of Borrowers or their Affiliates; neither the Administrative Agent nor the Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrowers or their Affiliates, or to owe any fiduciary duty to Borrowers or their Affiliates; neither the Administrative Agent nor the Lenders undertake or assume any responsibility or duty to Borrowers or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrowers or their Affiliates of any matter in connection with their Property or the operations of Borrowers or their Affiliates; Borrowers and their Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or the Lenders in connection with such matters is solely for the protection of the Administrative Agent and the Lenders and neither Borrowers nor any other Person is entitled to rely thereon; and

               (d) The Administrative Agent and the Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrowers and/or its Affiliates and Borrowers hereby indemnify and hold the Administrative Agent and the Lenders harmless on the terms set forth in Section 14.11 from any such loss, damage, liability or claim.

               14.13 NO THIRD PARTIES BENEFITED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrowers, the Administrative Agent and the Lenders in connection with the Loans, and is made for the sole benefit of Borrowers, the Administrative Agent and the Lenders, and the Administrative Agent's and the Lenders' successors and assigns. EXCEPT as provided in Sections 14.8 and 14.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

               14.14 CONFIDENTIALITY. Each Lender agrees to hold any confidential information that it may receive from Borrowers pursuant to this Agreement in confidence, EXCEPT for disclosure: (a) to other Lenders; (b) to legal counsel and accountants for Borrowers or any Lender; (c) to other professional advisors to Borrowers or any Lender, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 14.14; (d) to regulatory officials having jurisdiction over that Lender; (e) to any Gaming Board having regulatory jurisdiction over Parent or its Subsidiaries, provided that each Lender agrees to notify Borrowers of any such disclosure unless prohibited by applicable Laws;
(f) as required by Law or legal process, provided that each Lender agrees to notify Borrowers of any such disclosures unless prohibited by applicable Laws, or in connection with any legal proceeding to which that Lender and any of Borrowers are adverse parties; (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Note, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 14.14; (h) to the National Association of Insurance Commissioners; and (i) to a nationally-recognized credit rating agency provided that each Lender agrees to notify Borrowers of any such disclosures. For purposes of the foregoing, "confidential information" shall mean any information respecting Parent or its Subsidiaries reasonably considered by Borrowers to be confidential, OTHER THAN (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by Borrowers to any Person not associated with Borrowers without a confidentiality agreement or obligation substantially similar to this Section 14.14. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent or the Lenders to Borrowers.

               14.15 FURTHER ASSURANCES. Borrowers and the Guarantors shall, at their expense and without expense to the Lenders or the Administrative Agent, do, execute and deliver such further acts and documents as the Requisite Lenders or the Administrative Agent from time to time reasonably require for the assuring and confirming unto the Lenders or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Collateral Document.

               14.16 INTEGRATION. This Agreement, together with the other Loan Documents and the letter agreements referred to in Sections 3.2, 3.3 and 3.5, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; PROVIDED that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

               14.17 GOVERNING LAW. EXCEPT to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the Laws of California applicable to contracts made and performed in California.

               14.18 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

               14.19 HEADINGS. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

               14.20 TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.

               14.21 FOREIGN LENDERS AND PARTICIPANTS. Each Lender that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrowers (with a copy to the Administrative Agent), on or before the Closing Date (or on or before accepting an assignment or receiving a participation interest herein pursuant to Section 14.8, if applicable) two duly completed copies, signed by a Responsible Official, of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all payments to be made to such Lender by Borrowers pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Lender by the Borrowers pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (INCLUDING, if reasonably necessary, Form W-9) satisfactory to Borrowers and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Lender. Thereafter and from time to time, each such Lender shall (a) promptly submit to Borrowers (with a copy to the Administrative Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrowers and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Lender by Borrowers pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable Laws that Borrowers make any deduction or withholding for taxes from amounts payable to such Lender. In the event that Borrowers or the Administrative Agent become aware that a participation has been granted pursuant to Section 14.8(E) to a financial institution that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, upon request made by Borrowers or the Administrative Agent to the Lender which granted such participation, such Lender shall cause such participant financial institution to deliver the same documents and information to Borrowers and the Administrative Agent as would be required under this Section if such financial institution were a Lender. The foregoing three sentences of this Section 14.21 apply to any

Lender that is a "bank" within the meaning of Section 88(c)(3)(A) of the Code. With respect to any Lender that is not a "bank" within the meaning of Section 88(c)(3)(A) of the Code that intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payment of "portfolio interest," such a Lender shall deliver to Borrowers (with a copy to the Administrative Agent) a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrowers and is not a controlled foreign corporation related to Borrowers (within the meaning of Section 864(d)(4) of the Code), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. Federal withholding tax on payments of interest by Borrowers under this Agreement and the other Loan Documents.

               14.22 HAZARDOUS MATERIAL INDEMNITY. Each of Borrowers hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent and each of the Lenders and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by the Administrative Agent or any Lender, and expenses to the extent that the defense of any such action has not been assumed by Borrowers), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and
(ii) any activity carried on or undertaken on or off any Real Property by Borrowers or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrowers or any predecessor in title or any employees, agents, contractors or subcontractors of Borrowers or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Administrative Agent or the Lenders. Borrowers hereby acknowledge and agree that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrowers under this Section (and under Sections 4.18 and 5.10) shall be unlimited corporate obligations of Borrowers and shall NOT be secured by any Lien on any Real Property. Any obligation or liability of Borrowers to any Indemnitee under this Section 14.22 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.

               14.23 GAMING BOARDS. The Administrative Agent and each of the Lenders agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over Borrowers and its Subsidiaries, INCLUDING the provision of such documents or other information as may be requested by any such Gaming Board relating to Parent or any of its Subsidiaries or to the Loan Documents.

               14.24 JOINT AND SEVERAL. Each of Borrowers shall be obligated for all of the Obligations on a joint and several basis, notwithstanding which of Borrowers may have directly received the proceeds of any particular Loan. Each of Borrowers acknowledges and agrees that, for purposes of the Loan Documents, Borrowers constitute a single integrated financial enterprise and that each receives a benefit from the availability of credit under this Agreement to all of Borrowers. Each of Borrowers waive all defenses arising under the Laws of suretyship, to the extent such Laws are applicable, in connection with its joint and several obligations under this Agreement. Without limiting the foregoing, each of Borrowers agrees to the Joint Borrower Provisions set forth in EXHIBIT K, incorporated by this reference.

               14.25 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

               14.26 PURPORTED ORAL AMENDMENTS. BORROWERS EXPRESSLY ACKNOWLEDGE THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE A PARTY MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 14.2. BORROWERS AGREE THAT THEY WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY LENDER THAT DOES NOT COMPLY WITH SECTION 14.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.



        [THIS SPACE INTENTIONALLY LEFT BLANK - SIGNATURE PAGES TO FOLLOW]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                           PALACE STATION HOTEL & CASINO, INC.,
                           as a Borrower


                           By:               s/  Glenn C. Christenson
                                                 Glenn C. Christenson
                                                 Senior Vice President


                           BOULDER STATION, INC., as a Borrower



                           By:               s/  Glenn C. Christenson
                                                 Glenn C. Christenson
                                                 Senior Vice President


                           TEXAS STATION, INC., as a Borrower



                           By:               s/  Glenn C. Christenson
                                                 Glenn C. Christenson
                                                 Senior Vice President

                           ST. CHARLES RIVERFRONT STATION, INC., as a Borrower



                           By:               s/  Glenn C. Christenson
                                                 Glenn C. Christenson
                                                 Senior Vice President


                           KANSAS CITY STATION CORPORATION, as a Borrower



                           By:               s/  Glenn C. Christenson
                                                 Glenn C. Christenson
                                                 Senior Vice President


                                     -S-1-

                           SUNSET STATION, INC., as a Borrower



                           By:               s/  Glenn C. Christenson
                                                 Glenn C. Christenson
                                                 Senior Vice President

                           STATION CASINOS, INC., solely for purposes of Articles 8 and 9



                           By:               s/  Glenn C. Christenson
                                                 Glenn C. Christenson
                                                 Executive Vice President


                           Address for all the foregoing:

                           c/o Station Casinos, Inc.
                           2411 West Sahara Avenue
                           Las Vegas, Nevada  89102

                           Attn:    Glenn C. Christenson
                                    Executive Vice President

                           Telecopier:       (702) 367-2424
                           Telephone:        (702) 367-2484


                                     -S-2-

                           BANK OF AMERICA, N.A., as Administrative Agent


                           By:                s/  Janice Hammond
                                                  Janice Hammond
                                                  Vice President


                           Address:

                           Bank of America, N.A.
                           CA9-706-11-03
                           Agency Management #12048
                           555 South Flower Street, 11th Floor
                           Los Angeles, California  90071

                           Attn:  Janice Hammond
                                  Vice President

                           Telecopier:       (213) 228-2299
                           Telephone:        (213) 228-9861


                                     -S-3-

                           BANK OF AMERICA, N.A.


                           By:                s/  Scott L. Faber
                                                  Scott L. Faber
                                                  Principal

                           Address:

                           Bank of America, N.A.
                           Credit Products - CA 9-706-11-01
                           Entertainment & Media Group
                           555 South Flower Street, 11th Floor
                           Los Angeles, California  90071

                           Attn:    Scott L. Faber
                                    Principal

                           Telecopier:       (213) 228-2641
                           Telephone:        (213) 228-2768


                           With a copy to:

                           Bank of America, N.A.
                           Credit Products - LA 3283
                           Entertainment & Media Group
                           555 South Flower Street, 11th Floor
                           Los Angeles, California  90071

                           Attn:    William Newby
                                    Managing Director

                           Telecopier:       (213) 228-2641
                           Telephone:        (213) 228-2438


                                     -S-4-

                           BANK OF AMERICA, N.A.


                           By:                 s/  Edward Hamilton
                                                   Edward Hamilton
                                                   Managing Director

                           Address:

                           BancAmerica Securities, LLC
                           NC1-007-07-01
                           100 North Tryon Street
                           Charlotte, North Carolina  28255

                           Attn:    Perry White

                           Telecopier:       (704) 386-2329
                           Telephone:        (704) 388-4008


                                     -S-5-

                           CANADIAN IMPERIAL BANK OF COMMERCE


                           By:                      s/  Koren Volk
                                                        Koren Volk
                                                        Authorized Signatory

                           Address:

                           Canadian Imperial Bank of Commerce
                           425 Lexington Avenue, 7th Floor
                           New York, New York   10017

                           Attn:    Koren Volk

                           Telecopier:       (212) 856-3759
                           Telephone:        (212) 856-3682


                                     -S-6-

                           PINEHURST TRADING, INC.


                           By:                  s/ Kelly C. Walker
                                                   Kelly C. Walker
                                                   Vice President

                           Address:

                           Banc of America Securities LLC
                           100  North Tryon Street
                           NC1-007-06-07
                           Charlotte, North Carolina 28255

                           Attn:    Kelly C. Walker

                           Telecopier:       (704) 388-0648
                           Telephone:        (704) 388-8943


                           SEQUILS-ING I (HBDGM), LTD.

                           By:      ING Capital Advisors LLC,
                                    as Collateral Manager and
                                    Authorized Signatory


                           By:          s/ Helen Y. Rhee
                                           Helen Y. Rhee
                                           Vice President
                                           Portfolio Manager

                           Address:

                           ING Capital Advisors LLC
                           333 South Grand Avenue, Suite 4250
                           Los Angeles, California  90071

                           Attn:    Helen Rhee

                           Telecopier:       (213) 346-3995
                           Telephone:        (213) 346-3983


                                     -S-7-

                           THE ING CAPITAL SENIOR SECURED HIGH INCOME FUND, L.P.

                           By:      ING Capital Advisors LLC,
                                    as Investment Advisor

                           By:          s/ Helen Y. Rhee
                                           Helen Y. Rhee
                                           Vice President
                                           Portfolio Manager

                           Address:

                           ING Capital Advisors LLC
                           333 South Grand Avenue, Suite 4250
                           Los Angeles, California  90071

                           Attn:    Helen Rhee

                           Telecopier:       (213) 346-3995
                           Telephone:        (213) 346-3983

                           MORGAN STANLEY DEAN WITTER
                           PRIME INCOME TRUST


                           By:                  s/ Sheila Finnerty
                                                   Sheila Finnerty
                                                   Vice President

                           Address:

                           Morgan Stanley Dean Witter Advisors
                           Morgan Stanley Dean Witter Prime Income Trust Two World Trade Center, 72nd Floor
                           New York, New York  10048

                           Attn:    Sheila Finnerty

                           Telecopier:       (212) 392-5345
                           Telephone:        (212) 392-3415


                                     -S-8-

                           BANK OF SCOTLAND


                           By:                    s/  Annie Glynn
                                                      Annie Glynn
                                                      Senior Vice President

                           Address:

                           Bank of Scotland
                           565 Fifth Avenue



                           New York, New York  10017

                           Attn:    Annie Glynn

                           Telecopier:       (212) 557-9460
                           Telephone:        (212) 450-0871


                           THE CIT GROUP/EQUIPMENT FINANCING, INC.


                           By:                  s/  F. Rick Rucker
                                                    F. Rick Rucker
                                                    Vice President

                           Address:

                           The CIT Group/Equipment Financing, Inc.
                           900 Ashwood Parkway, 6th Floor
                           Atlanta, Georgia  30338

                           Attn:    Russell Hanley

                           Telecopier:       (770) 206-9295
                           Telephone:        (770) 551-7801


                                     -S-9-

                           WINGED FOOT FUNDING TRUST


                           By:                  s/ Kelly C. Walker
                                                   Kelly C. Walker
                                                   Authorized Agent

                           Address:

                           Banc of America Securities, LLC
                           100 North Tryon Street
                           NC1-007-06-07
                           Charlotte, North Carolina  28255

                           Attn:    Kelly C. Walker

                           Telecopier:       (704) 388-0648
                           Telephone:        (704) 388-8943

                           GOLDMAN SACHS CREDIT PARTNERS L.P.




                           By:                  s/ John Urban
                                                   John Urban

                           Address:

                           Goldman Sachs Credit Partners L.P.
                           85 Broad Street, 6th Floor
                           New York, New York 10004

                           Attn:    Barbara Aaron

                           Telecopier:       (212) 357-4597
                           Telephone:        (212) 357-3111


                                     -S-10-

                           MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY



                           By:                  s/ Steven J. Katz
                                                   Steven J. Katz
                                       ---------------------------------
                                             [Printed Name and Title]

                           Address:

                           Massachusetts Mutual Life
                           Insurance Company
                           1295 State Street
                           Springfield, Massachusetts 01111-0001

                           Attn:  Nancy Wood

                           Telecopier:   413/744-6210
                           Telephone:    413/744-8499


                                     -S-11-

                           BANK OF AMERICA, N.A.


                           By:                 s/  Sean P. Bonner
                                                   Sean P. Bonner
                                                   Vice President

                           Address:

                           Banc of America Securities, LLC
                           100 North Tryon Street
                           NC1-007-06-07
                           Charlotte, North Carolina  28255

                           Attn:    Sean P. Bonner

                           Telecopier:       (704) 388-0648
                           Telephone:        (704) 388-1081


                                     -S-12-